Exhibit 99.1

CP
7022 7022
7021 7021
7020 7020

SERVICE EXCELLENCE

NOTICE OF ANNUAL MEETING AND MANAGEMENT PROXY CIRCULAR **2020**

CANADIAN PACIFIC
1881
CP

COVER PHOTO

On Remembrance Day in Canada and Veterans Day in the U.S., CP unveiled five specially painted locomotives honouring the service and history of the armed forces. For more information about CP’s hiring of military veterans, please see page 76 of this proxy circular and our sustainability report available at sustainability.cpr.ca.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are invited to our 2020 annual meeting of

shareholders if you held common shares of Canadian

Pacific Railway Limited (CP) at the close of business

on February 28, 2020.

When Tuesday, April 21, 2020 9:00 a.m. (Mountain Daylight Time)	Where Virtual only meeting via webcast online at https://web.lumiagm.com/208083118

We will cover five items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2019,
2.	Appoint the auditor,
3.	Have a say on executive pay at CP,
4.	Elect directors, and
5.	Discuss climate change issues and initiatives.

We will also consider other business that may properly come before the meeting.

We look forward to your participation in our virtual meeting on April 21, 2020.

Jeffrey Ellis

Corporate Secretary

Calgary, Alberta

March 16, 2020

2020 MANAGEMENT PROXY CIRCULAR

This proxy circular includes important information about our 2020 annual meeting of shareholders and the items you will be voting on at the virtual meeting.

Please take some time to read the executive summary and the more detailed discussions about governance at CP and our executive compensation program, including 2019 performance and decisions about executive pay for the year.

Where to find it

1

Executive summary

1.1 Message to shareholders	3

1.2 Proxy highlights	5

● Meeting details	5

● Highlights (governance, nominated directors, executive compensation)	6

1.1 MESSAGE TO SHAREHOLDERS

Fellow shareholders

On behalf of the Board of Directors, I am pleased to invite you to CP’s 2020 annual meeting of shareholders at 9:00 a.m. (Mountain Daylight Time) on Tuesday April 21, 2020. As a company that emphasizes safety, we are taking proactive steps as a result of the impact of the recent global spread of COVID-19 (coronavirus) to protect our employees and other stakeholders, including our shareholders. To reduce risks to public health and safety associated with COVID-19, CP will hold its 2020 annual meeting in a virtual only format which will be conducted via live webcast over the internet at: https://web.lumiagm.com/208083118. Shareholders will not be able to attend the meeting in person. They will however, be able to vote on all business brought before the meeting and submit questions for consideration as they would in an in-person shareholders meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the normal way. More details about voting can be found at page 5 of this proxy circular.

Items at the Meeting

At the meeting you will vote on several items of business, including the election of directors and the “say on pay” non-binding advisory vote on executive compensation. This proxy circular contains important information.

I want to congratulate President and CEO Keith Creel and the CP team for its success in 2019. CP continued to execute the precision scheduled railroading model to provide real, long-term value for customers, shareholders and employees alike. Despite 2019 being a year of global political and economic challenges, the CP team delivered record financial results. Full-year revenues grew to a record $7.79 billion and the operating ratio improved 140 basis points to a best-ever 59.9 percent. CP also continued to invest significantly through its capital programs with an overall investment of $1.6 billion, an increase of 6 percent from 2018, while maintaining its strong commitment to shareholder returns through continued share buybacks and a 27.5 percent increase in the dividend. In addition, CP also extended its network reach eastwards through the acquisition of the Central Maine & Quebec Railway.

Environmental and Social

CP remains focused on being a strong corporate steward through its environmental and social practices and its continued commitment to good governance. For over a century, CP has been delivering safe and efficient solutions for customers and the growing North American economy. With the increasing demand for consumer goods, rail transportation, which operates with 75 percent less greenhouse gas emissions than conventional trucks, has a critical role to play in helping to transition to a low-carbon economy. In the last five years, CP has cut its locomotive greenhouse gas emissions intensity by nearly 5 percent and since 1990, locomotive fuel efficiency has improved by more than 40 percent.

Safety also remains core to CP’s culture and performance. To reinforce CP’s commitment to safety and our continued focus on maintaining our industry leading position in safety performance, we increased the weighting of our safety measure within our Short Term Incentive Plan to 20 percent from 10 percent in 2019.

CP recently received a proposed shareholder resolution on the topic of climate change from TCI Fund Management Ltd. (TCI), our largest shareholder. While the resolution is not subject to a vote at this meeting, we have published the resolution along with our response in Section 2.8. The topics raised by TCI are of great importance to CP and warrant thoughtful consideration. CP looks forward to engaging with its shareholders on this important topic throughout the course of this year.

Governance

As a Board, we serve as a voice for our shareholders. I want to thank Andy Reardon for his stalwart service to the Board for the last seven years and for setting a path for me to follow. Upon Andy’s retirement as Board Chair and my transition to Chair in May 2019, the Board refined its committee structure. The audit and finance committees now operate as one standing

2020 MANAGEMENT PROXY CIRCULAR  3

committee. To further enhance the Board’s focus on long-term sustainable growth, the Board also established a new risk and sustainability committee, chaired by Gordon Trafton, who is a former railway industry executive with unparalleled experience. The Board welcomed two new directors in 2019, Andrea Robertson and Edward Hamberger. Calgary based Andrea Robertson is currently President and CEO of Shock Trauma Air Rescue Services (STARS) Air Ambulance. Her experience in a transportation focused business that is also a highly safety-sensitive organization is invaluable and strengthens the Board’s experience. Ed brings a rich understanding of our business, having served as the CEO of the Association of American Railroads. Our director nominees for 2020 are five women and six men including one visible minority male member and our CEO who is a military veteran. Just over half of our director nominees are Canadian and the rest are from the United States.

I also want to acknowledge CP’s management team including President and CEO Keith Creel, Executive Vice-President and Chief Financial Officer Nadeem Velani and Assistant Vice-President of Investor Relations and Pensions, Maeghan Albiston for winning Institutional Investor Magazine’s 2020 All Canada Executive Team awards for best CEO, best CFO, and best investor relations professional in the capital goods/industrials sector. CP also won other awards in the capital goods/industrials sector for best ESG reporting and best corporate governance.

I thank you for your ongoing commitment to CP and look forward to your participation in our first ever virtual shareholder meeting on April 21, 2020. In this circular, you will find important information and instructions about how to participate at our virtual meeting. Please remember to vote your shares by proxy or online during the meeting.

Sincerely,

Isabelle Courville

Board Chair

4  CANADIAN PACIFIC

1.2 PROXY HIGHLIGHTS

You are entitled to participate in and vote at our 2020 annual meeting of shareholders if you held CP common shares at the close of business on February 28, 2020.

As a company that emphasizes safety, we are taking proactive steps as a result of the impact of the recent global spread of COVID-19 to protect our employees and other stakeholders, including our shareholders. To reduce risks to public health and safety associated with COVID-19, CP will hold its 2020 annual meeting in a virtual only format which will be conducted via live webcast online. Shareholders will not be able to attend the meeting in person, they will however, be able to vote on all business brought before the meeting and submit questions for consideration as they would at an in-person shareholders meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the normal way.

You will be able to participate in the virtual meeting regardless of where you are located. Registered shareholders and duly appointed proxyholders will be able to participate in the meeting, participate in the question and answer session, and vote, all in real time, provided they follow the instructions in our proxy circular and are connected to the internet during the meeting. Non-registered (or beneficial) shareholders who have not appointed themselves or another person as their proxyholder will not be able to vote at the meeting, but will be able to participate in the meeting as guests. See section 2.5 of this proxy circular for more information about how to vote.

2020 Meeting details

  When

  Tuesday April 21, 2020

  9:00 a.m. (Mountain

  Daylight Time)

  Where

  Virtual only meeting

  via webcast online at

  https://web.lumiagm.com/

  208083118

  Meeting materials are being
  mailed to shareholders on or
  about March 19, 2020

Business of the meeting	For more information

1. Receive the audited consolidated financial statements for the year ended December 31, 2019

The audited consolidated financial statements are included in our 2019 annual report, available under our corporate profile on SEDAR (www.sedar.com), EDGAR (www.sec.gov) and on our website (investor.cpr.ca).

page 10
2. Appoint the auditor Deloitte LLP has served as our auditor for more than five years. The Board of Directors (the “Board”) recommends you vote FOR the appointment of Deloitte LLP as our auditor.	page 10
3. Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.	page 11

4. Elect directors

You will be electing 11 directors to our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

5. Climate change initiatives We will discuss a recently received request from a shareholder in relation to climate change, which will not be subject to a vote at the meeting.	page 100

2020 MANAGEMENT PROXY CIRCULAR  5

Governance highlights

Our directors must have a mix of core skills and experience:

industry knowledge	financial and accounting expertise	strategic planning

Board statistics

Average age: 61

Average tenure: 3.7 years

Diversity: 45% women, 55% men, 9% visible minority

Key governance policies

and practices

•   Code of business ethics

•   Code of ethics for Chief Executive Officer and senior financial officers

•   Business ethics reporting policy

•   Majority voting policy

•   Disclosure and insider trading policy

•   By-Law No. 2 (Advance notice by-law)

•   Board diversity policy

•   Clawback policy

•   Shareholder engagement

•   Board orientation and continuing
education

•   Board assessment process

•   Sustainability practice

human resources	executive compensation experience	risk management

Our 2020 nominated directors

Name	Age	Director since	Position	Independent	Committee memberships	2019 meeting attendance	2019 voting results (in favour)	Other public company boards
John Baird	50	May 2015	Senior Advisor Bennett Jones LLP, Former Minister Transport and Infrastructure Canada	Yes	Corporate Governance and Nominating Risk and Sustainability	100%	99.43%	2
Isabelle Courville	57	May 2013	Chair, CP	Yes	Audit and Finance Corporate Governance and Nominating Management Resources and Compensation Risk and Sustainability	100%	99.26%	2
Keith Creel	51	May 2015	President and CEO CP	No	-	100%	99.82%	-
Jill Denham	59	Sep 2016	Chair of the Board Morneau Shepell Inc.	Yes	Audit and Finance Risk and Sustainability	100%	98.46%	3
Edward Hamberger	69	July 2019	Former President and CEO Association of American Railroads	Yes	Audit and Finance Risk and Sustainability	100%	N/A	-
Rebecca MacDonald	66	May 2012	Executive Chair Just Energy Group Inc.	Yes	Corporate Governance and Nominating (Chair) Management Resources and Compensation	100%	99.35%	1
Edward Monser	69	Dec 2018	Former President and Chief Operating Officer Emerson Electric Co.	Yes	Audit and Finance Management Resources and Compensation	95%	99.82%	1
Matthew Paull	68	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation	Yes	Management Resources and Compensation (Chair) Risk and Sustainability	100%	99.79%	2
Jane Peverett	61	Dec 2016	Former President and CEO BC Transmission Corporation	Yes	Audit and Finance (Chair) Corporate Governance and Nominating	100%	99.23%	3
Andrea Robertson	56	July 2019	President and CEO Shock Trauma Air Rescue Service	Yes	Corporate Governance and Nominating Management Resources and Compensation	100%	N/A	-
Gordon Trafton	66	Jan 2017	Former Senior Vice President Canadian National Railway	Yes	Corporate Governance and Nominating Risk and Sustainability (Chair)	100%	99.51%	-

You can read more about each nominated director in the profiles beginning on page 15 and the skills matrix on page 88.

6  CANADIAN PACIFIC

EXECUTIVE SUMMARY 1.2 PROXY HIGHLIGHTS

Compensation highlights

Our executive compensation program is designed to pay for performance and to align management’s interests with our business strategy and the interests of our shareholders.

performance targets support our strategy	emphasis on financial, safety and operating measures	focus on building shareholder value

Key compensation governance policies and practices

•   Pay for performance philosophy

•   Align with shareholder interests

•   Share ownership requirements

•   Performance-based vesting

•   Caps on incentive plan payouts

•   Independent advice from an external consultant

•   Shareholder engagement program

•   Executive compensation clawback policy

direct link between pay and performance	majority of executive pay is at risk	executives are also CP shareholders

2019 compensation

The table below shows the total direct compensation awarded to the named executive officers (NEOs) for 2019.

		At-risk pay
($ thousands)			Long-term incentive awards
	Base salary	Short-term incentive	Performance share units	Stock options	Total direct compensation	% at risk
Keith E. Creel President and Chief Executive Officer	1,538	2,979	5,870	3,642	14,029	89%
Nadeem S. Velani Executive Vice-President and Chief Financial Officer	751	1,096	1,552	979	4,378	83%
John K. Brooks Executive Vice-President and Chief Marketing Officer	670	829	1,197	697	3,393	81%
Laird J. Pitz Senior Vice-President and Chief Risk Officer	529	571	811	503	2,414	78%
Mark A. Redd Executive Vice-President Operations	491	593	605	355	2,044	76%
Robert A. Johnson(1) Retired Executive Vice-President Operations	478	524	1,015	629	2,646	82%

Note(s):

(1)	Mr. Johnson retired from the Company effective September 30, 2019.

Compensation for the NEOs is benchmarked and set in U.S. dollars consistent with industry practice. The compensation has been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019, with the exception of Mr. Velani, whose salary is set in U.S. dollars, but paid in Canadian dollars, and is subject to a foreign exchange adjustment of US$1 to CAD$1.3432.

You can read more about executive compensation in the compensation discussion and analysis beginning on page 26.

2020 MANAGEMENT PROXY CIRCULAR  7

MANAGEMENT PROXY CIRCULAR

You have received this management proxy circular (proxy circular) because you owned common shares of Canadian Pacific Railway Limited (CP) at the close of business on February 28, 2020. You are entitled to participate in our virtual 2020 Annual Meeting of Shareholders (the Meeting) and vote your shares.

Management is soliciting your proxy for the Meeting, to be held virtually only via live webcast online at: https://web.lumiagm.com/208083118 on Tuesday, April 21, 2020, beginning at 9:00 a.m. (Mountain Daylight Time).

We are soliciting proxies by mail, in person, by phone or by electronic communications and have retained Kingsdale Advisors (Kingsdale) as our strategic shareholder advisor and proxy solicitation agent in Canada and the United States. The fees paid to Kingsdale relating to their proxy solicitation services will be approximately $90,000. We will also reimburse them for disbursements and out-of-pocket expenses. We will also pay $8 for each shareholder call they make or receive and any other fees we agree to. You can find Kingsdale’s contact information on page 93.

Please take some time to read this proxy circular before you decide how to vote your shares.

Our Board of Directors has approved the contents of this proxy circular and has authorized us to send it to you.

Jeffrey Ellis

Corporate Secretary

March 16, 2020

In this document, unless indicated otherwise or the context otherwise requires:

•   “you” and “your” refer to shareholders of Canadian Pacific Railway Limited

•   “we”, “us”, “our”, “CP” and “Company” refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries

•   “shares” mean common shares of CP

•   “shareholders” means holders of our shares

•   all amounts are in Canadian dollars

•   any 2019 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2019 ($1.3269 = US$1.00)

•   information in this document is as of February 28, 2020 unless indicated otherwise

For more information

You can find more information about CP, including our 2019 annual report, on our website (investor.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

8  CANADIAN PACIFIC

About the information in this proxy circular

Note regarding presentation

Our shares are listed for trading on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE). We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). This document is prepared in compliance with Canadian securities law and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by NYSE rules on our website at investor.cpr.ca/governance.

Non-GAAP measures

This proxy circular includes certain measures that do not have a standardized meaning and are not defined by generally accepted accounting principles (GAAP) in the United States and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include adjusted diluted earnings per share, ROIC and adjusted ROIC included in the compensation discussion and analysis beginning on page 26. You can find more information about non-GAAP measures and the definitions of these measures on page 94.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things. This forward-looking information also includes, but is not limited to, statements about our expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes.

Forward-looking information is based on current assumptions about our business and our strategy as well as economic, political, regulatory, market and environmental conditions affecting them. Although we believe the assumptions reflected in the forward-looking information presented in this proxy circular are reasonable as of the date hereof, there can be no assurance that they may prove to be correct. You should not put undue reliance on forward-looking information, as it is not a guarantee of future performance. Forward-looking information involves many inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes risks such as: changes in business strategies, general North American and global economic, credit and business conditions, changes in the availability and price of commodities, the effects of competition, industry capacity, shifts in demand, changes in laws and regulations, cost increases, claims and litigation, labour disputes and liabilities arising from derailments, among other things. The foregoing list of risks is not exhaustive.

These and other factors are detailed from time to time in reports we file with securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations and Forward- Looking Information in our 2019 annual report on Form 10-K and to our risk factor and forward-looking information disclosure in our annual and interim reports filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Forward-looking information is based on our current expectations, estimates and projections and it is possible we will not achieve these predictions, forecasts, projections and other forms of forward-looking information. We do not publicly update or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise, unless we are required to by applicable law.

2020 MANAGEMENT PROXY CIRCULAR  9

2.1 BUSINESS OF THE SHAREHOLDER MEETING

You will vote on three items of business at the Meeting (items 2 - 4 below). Except as disclosed in this proxy circular, none of the Company’s directors or officers since the beginning of the last financial year, or the nominated directors or their respective associates or affiliates have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for the year ended December 31, 2019 and the auditor’s report thereon will be presented at the Meeting.

The audited consolidated financial statements are included in our 2019 annual report, which was mailed to all registered shareholders who did not decline to receive a copy and to non-registered shareholders who asked to receive a copy. The annual report is also available on our website (investor.cpr.ca/financials), on SEDAR (www.sedar.com) and EDGAR (www.sec.gov) or you can ask our Corporate Secretary to send you a copy.

2. Appoint the auditor

You will vote on appointing the auditor. Deloitte LLP (Deloitte) has served as our auditor since 2011 and the Board recommends that Deloitte be re-appointed as our auditor until the close of the next annual meeting of shareholders. Deloitte’s audit fees are approved by the Audit and Finance Committee and the Board. All other Deloitte fees are approved by the Audit and Finance Committee. Deloitte’s appointment requires an affirmative vote from shareholders.

About voting You can vote your shares by proxy or online during the Meeting. See page 91 for details about how to vote your shares.

The table below shows the fees we paid to Deloitte in 2019 and 2018 for audit and non-audit services. Representatives of Deloitte will participate in the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2019	2018
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit or interim review of financial statements of certain subsidiaries and certain pension and benefits plans, and advice on accounting and/or disclosure matters)	$3,576,300	$3,800,200
Audit-related fees for assurance and services related to the audit but not included in the audit fees above, including securities filings	$169,700	$138,800
Tax fees for services relating to tax compliance, tax planning and tax advice	$35,500	$121,000
All other fees for services provided relating to CP’s corporate sustainability report and training programs	$90,500	$54,000
Total	$3,872,000	$4,114,000

The Board recommends you vote FOR the appointment of Deloitte as our auditor.

You can read more about the Audit and Finance Committee on pages 20 and 79.

10  CANADIAN PACIFIC

PROXY CIRCULAR 2.1 BUSINESS OF THE SHAREHOLDER MEETING

3. Have a say on executive pay

You will have an opportunity to vote on executive pay at CP at the Meeting. As this is an advisory vote, the results are non-binding but will give the Board important feedback on our approach to executive compensation.

Last year, at our 2019 annual meeting, we received a 95.82% vote FOR on our non-binding advisory resolution on executive compensation. The Compensation Committee continues to work hard to make sure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following non-binding resolution on executive pay at CP as described in this proxy circular: “RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executives of Canadian Pacific Railway Limited as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis, the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2020 annual meeting of shareholders.”

The Board recommends you vote FOR CP’s resolution on executive compensation at CP.

The Board will consider this year’s results, other feedback it receives as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about executive compensation in the compensation discussion and analysis beginning on page 26.

2020 MANAGEMENT PROXY CIRCULAR  11

4. Elect directors

Our governing documents require us to have between five and 20 directors on our Board.

This year the Board has decided that 11 directors should be nominated for election to the Board. Directors are elected for a term of one year until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed earlier.

Each nominated director has expressed his or her willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form may be able to use their discretion to vote for another qualified nominee.

You can vote FOR or WITHHOLD your vote for each nominated director.

You can read more about the proposed Board and each nominated director beginning on page 13.

About majority voting

Our majority voting policy requires a nominee who does not receive at least a majority for votes to immediately tender their resignation to the Board.

The Board will review the matter and announce their decision to accept or reject the resignation within 90 days of the Meeting and explain the reasons why. The Board will accept the resignation absent exceptional circumstances.

The Board recommends you vote FOR each nominated director.

5. Other business

We will consider any other business that is properly brought before the Meeting.

After the deadline for the submission of shareholder proposals for the Meeting, CP received a proposed resolution from our largest shareholder, TCI on the topic of climate change. Given the importance of the issues surrounding climate change, CP has published the resolution and our response at Section 2.8 of this proxy circular. We look forward to a discussion on this important topic at the Meeting.

As of the date of this proxy circular, management or the Board is not aware of any other items of business that may properly be brought before the Meeting.

Shareholder proposals

In 2019, the Company did not receive any shareholder proposals requiring disclosure in this proxy circular.

If you want to submit a shareholder proposal for our 2021 annual meeting, it must be mailed to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at shareholder@cpr.ca.

The proposal must be submitted by no later than December 16, 2020. Note that under the Canada Business Corporations Act (the CBCA), submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

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2.2 ABOUT THE NOMINATED DIRECTORS

The Board is elected by shareholders to oversee management and act in the best interest of the Company.

Key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Ten of the 11 nominated directors, including the Chair of the Board and including all committee members, are independent. Mr. Creel is not independent because he is CP’s President and Chief Executive Officer.

Qualified and experienced

Our directors must have a mix of core skills and experience, including:

industry knowledge	financial and accounting expertise	strategic planning

human resources	executive compensation experience	risk management

Diversity

The Governance Committee (defined below) considers, among other factors, age, gender, geographical representation from the regions in which we operate, cultural heritage (including Aboriginal peoples and members of visible minorities) and different abilities (including persons with disabilities) of director candidates.

The proposed Board has an average age of 61 years and an average tenure of 3.7 years. Five of the 11 nominees (45%) are women. The Chair of the Board is a woman and at the end of 2019, half of our Board committees were chaired by women. In addition, one of our directors is a visible minority making the majority of the Board members of designated groups as defined in the Employment Equity Act (Canada).

For more information about Board diversity, see page 75. A copy of our new Board of Directors Diversity Policy can be found at investor.cpr.ca/governance.

2020 MANAGEMENT PROXY CIRCULAR  13

Serving on other Boards

Canadian Pacific Railway Company is our principal operating entity in Canada and it directly or indirectly owns all the voting shares of our other subsidiaries. Our directors serve as directors of Canadian Pacific Railway Limited and Canadian Pacific Railway Company and the two Boards meet concurrently. Canadian Pacific Railway Company is a reporting issuer in Canada because of its outstanding public debt securities.

None of the nominated directors serve on more than three other public company boards (see page 77 for more information about serving on other boards).

Meeting attendance

We expect directors to attend, in person or via telephone, all Board meetings and all of their committee meetings.

Meeting materials are provided to directors in advance. If a director cannot attend a meeting, he or she can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2019 attendance

Nominee directors attended 100% of their Board meetings in 2019 and 99% of their Committee meetings. The independent directors also met in camera without management present at each Board, Audit and Finance Committee and Compensation Committee meeting. Other committees also convened in camera from time to time.

	Board meetings	Committee meetings	Total meetings	Total attendance percentage
John Baird	7 of 7	9 of 9	16 of 16	100%
Isabelle Courville (Chair)	7 of 7	16 of 16	23 of 23	100%
Keith Creel	7 of 7	n/a	7 of 7	100%
Jill Denham	7 of 7	12 of 12	19 of 19	100%
Edward Hamberger(1)	5 of 5	6 of 6	11 of 11	100%
Rebecca MacDonald	7 of 7	12 of 12	19 of 19	100%
Edward Monser	7 of 7	12 of 13	19 of 20	95%
Matthew Paull	7 of 7	9 of 9	16 of 16	100%
Jane Peverett	7 of 7	13 of 13	20 of 20	100%
Andrea Robertson(1)	5 of 5	6 of 6	11 of 11	100%
Gordon Trafton	7 of 7	11 of 11	18 of 18	100%
Andrew Reardon(2)	2 of 2	12 of 12	14 of 14	100%
Total	75 of 75	118 of 119	193 of 194	99%

(1)  Mr. Hamberger and Ms. Robertson were appointed to the Board of Directors effective July 15, 2019. At the same time, Mr. Hamberger was appointed as a member of the Audit and Finance Committee and the Risk and Sustainability Committee and Ms. Robertson was appointed as a member of the Governance Committee and the Compensation Committee.

(2) Mr. Reardon retired from the Board and did not stand for re-election at our annual meeting held May 7, 2019. His attendance is for meetings of the Board committees prior to May 7, 2019.

14  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Director profiles

All 11 nominated directors are qualified and experienced, and have agreed to serve on our Board.

All directors are CP shareholders and must meet our director share ownership requirements within five years of joining the Board.

Share ownership listed here is as at February 28, 2020, and includes shares that directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (“DDSU”) plan.

See page 87 for full details on share ownership by our directors.

Isabelle Courville Chair
Independent Age: 57 Director since: May 1, 2013 Residence: Rosemère, Québec, Canada 2019 voting results: 99.26% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing, and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	4 of 4	100%
Governance	5 of 5	100%
Compensation	5 of 5	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PUBLIC COMPANY BOARD EXPERIENCE

•	SNC-Lavalin Group Inc. (2017 to present) (Chair of Human Resources Committee and member of Governance and Ethics Committee)
•	Veolia Environment S.A. (2015 to present) (member of Accounts and Audit Committee, Nominating Committee and the Research, Innovation and Sustainable Development Committee)
•	Laurentian Bank of Canada (2007 to 2019) (Chair of the Board and member of Human Resources and Corporate Governance Committee)
•	Gecina S.A. (2016 to April 2017) (member of Audit Committee)
•	TVA Group (2013 to 2016) (member of Human Resources Committee)

OTHER EXPERIENCE

Other Boards

•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Human Resources Committee)
•	Institute of Corporate Directors (ICD) (2013 to 2017)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University Doctorate Honoris Causa, University of Montréal

SHARE OWNERSHIP

Shares: 900

DDSUs: 8,575

Options: 0

Meets share ownership requirements

The Hon. John Baird, P.C.
Independent Age: 50 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada. 2019 voting results: 99.43% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, transportation industry knowledge, governance, government & regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Governance	5 of 5	100%
Compensation	2 of 2	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP, Hatch Ltd. (an engineering firm) and Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President of Grantham Finchley Consulting Inc. (2015 to present)

PUBLIC COMPANY BOARD EXPERIENCE

•	Canfor / Canfor Pulp (CPPI) (2016 to present) (member of Environmental, Health and Safety Committee; Capital Expenditure Committee and Corporate Governance Committee)

OTHER EXPERIENCE

Other Boards

•	FWD Group Ltd./FWD Ltd. (2015 to present) (member of Audit Committee and Risk Management and Actuarial Committee)
•	PineBridge Investments (2015 to present)
•	Friends of Israel Initiative (2015 to present) (member of the Board)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in Ontario provincial legislature
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Board member to Prince’s Charities Canada, the charitable office of His Royal Highness The Prince of Wales

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 5,302

Options: 0

Meets share ownership requirements

2020 MANAGEMENT PROXY CIRCULAR  15

Keith E. Creel
Not Independent Age: 51 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2019 voting results: 99.82% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of CP since January 31, 2017. Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of CP (2017 to present)
•	President and Chief Operating Officer of CP (February 2013 to January 2017)
•	Named “Railroad Innovator” for 2014 by Progressive Railroading in recognition of his leadership at CP
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (CN) (2010 to 2013)
•	Other positions at CN included Executive Vice- President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

OTHER EXPERIENCE

Other Boards

•	Member of the Board of TTX Company (a private company) (2014 to present)
•	Representative on American Association of Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares: 3,490

DSUs: 31,928

Options: 561,653

Meets executive share ownership requirements (see page 47)

Gillian (Jill) H. Denham
Independent Age: 59 Director since: September 6, 2016 Residence: Toronto, Ontario, Canada 2019 voting results: 98.46% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	4 of 4	100%
Audit	4 of 4	100%
Finance	2 of 2	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	President, Authentum Partners Ltd., a company that invests in and advises technology related businesses (2018 to present)
•	Vice Chair Retail Markets for Canadian Imperial Bank of Commerce (“CIBC”) (2001 to 2005)
•	Previously held senior positions at CIBC Wood Gundy and CIBC, including: Managing Director Head of Commercial Banking and E-Commerce
•	President of Merchant Banking/Private Equity and Managing Director Head responsible for CIBC’s European Operations

PUBLIC COMPANY BOARD EXPERIENCE

•	Morneau Shepell Inc. (2008 to present) (Chair of the Board)
•	National Bank of Canada (2010 to present) (member of Human Resources Committee)
•	Kinaxis Inc. (2016 to present) (Chair of the Compensation Committee and member of the Audit Committee and Nominating and Governance Committee)
•	IHS Markit Ltd. (2014 to 2016)
•	Penn West Petroleum Ltd. (2012 to 2016)
•	Calloway Real Estate Investment Trust (2011 to 2012)

OTHER EXPERIENCE

Other Boards

•	Munich Reinsurance Company of Canada (Chair) (2012 to present)
•	Temple Insurance Company (Chair) (2012 to present)
•	Centre for Addiction and Mental Health (CAMH) (2015 to 2019)

EDUCATION

•	Honours Business Administration (HBA) degree, Ivey Business School, Western University
•	MBA, Harvard Business School

SHARE OWNERSHIP

Shares: 0

DDSUs: 3,513

Options: 0

Has until September 2021 to meet the share ownership requirements

Edward R. Hamberger
Independent Age: 69 Director since: July 15, 2019 Residence: Delray Beach, Florida, U.S.A. 2019 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	5 of 5	100%
Audit and Finance	4 of 4	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer Association of American Railroads (1998 to 2019)
•	Served as Assistant Secretary for governmental affairs at the U.S. Department of Transportation (1987 to 1989)

OTHER EXPERIENCE

Other Boards

•	Transportation Institute, University of Denver (2002 to present)
•	Business Advisory Committee, Kellogg School of Management, Northwestern University (2000 to 2019)
•	TTCI (Chair of the Board) (1998 to 2019)
•	Railinc Corporation (1998 to 2019)
•	Mineta Transportation Institute, San Jose State University (2005 to 2019)

EDUCATION

•	Juris Doctor Georgetown University
•	Master of Science, Foreign Service, Georgetown University
•	Bachelor of Science, Foreign Service, Georgetown University

SHARE OWNERSHIP

Shares: 0

DDSUs: 383

Options: 0

Has until July 2024 to meet the share ownership requirements

16  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Rebecca MacDonald
Independent Age: 66 Director since: May 17, 2012 Residence: North York, Ontario, Canada 2019 voting results: 99.35% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, investment management, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit	4 of 4	100%
Compensation	3 of 3	100%
Governance (Chair)	5 of 5	100%

BUSINESS EXPERIENCE

•	Founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity
•	President and Chief Executive Officer of Just Energy (2001 to 2007)
•	Founded Energy Savings Income Fund in 1997, another company which aggregated customers in the deregulation of the U.K. natural gas industry
•	Founded Energy Marketing Inc. in 1989

PUBLIC COMPANY BOARD EXPERIENCE

•	Just Energy Group Inc. (2001 to present) (Executive Chair since 2007)

OTHER EXPERIENCE

Other Boards

•	Horatio Alger Association in both Canada and the United States

Other experience

•	Founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto
•	Previously Vice-Chair of the Board of Directors of Mount Sinai Hospital
•	Previously a member of the Board of Governors of the Royal Ontario Museum

EDUCATION

•	Honorary LLD degree, University of Victoria

SHARE OWNERSHIP

Shares: 0

DDSUs: 11,740

Options: 0

Meets share ownership requirements

Edward L. Monser
Independent Age: 69 Director since: December 17, 2018 Residence: St. Louis, Missouri, U.S.A. 2019 voting results: 99.82% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	4 of 4	100%
Audit	3 of 4	75%
Compensation	5 of 5	100%

BUSINESS EXPERIENCE

•	President (2010-2018) and Chief Operating Officer (2001-2015) of Emerson Electric Co.
•	President (1996-2001) and Executive Vice President (1991-1996) of Rosemount Inc.
•	Member of the Advisory Economic Development Board for China’s Guangdong Province
•	Member and current Vice-Chairman of the U.S.-India Strategic Partnership Forum

PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products & Chemicals Corporation (2013 to present) (Chair of Management Development and Compensation Committee and member of Audit Committee)

OTHER EXPERIENCE

Other Boards

•	Seyer Industries (2019 to present)
•	Vertiv Company (2016 to present)
•	Ranken Technical College

Other experience

•	Past board member and past vice-chairman of the U.S.-China Business Council

EDUCATION

•	Bachelor’s degree, Engineering, Illinois Institute of Technology
•	Bachelor’s degree, Education, Eastern Michigan University
•	Executive MBA, Stanford University Graduate School of Business

SHARE OWNERSHIP

Shares: 0

DDSUs: 925

Options: 0

Has until December 2023 to meet the share ownership requirements

Matthew H. Paull
Independent Age: 68 Director since: January 26, 2016 Residence: Willmette, Illinois, U.S.A. 2019 voting results: 99.79% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Compensation (Chair)	5 of 5	100%
Finance	2 of 2	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products & Chemicals Corporation (2013 to present) (Chair of Audit and Finance Committee and member of Corporate Governance and Nominating Committee and Executive Committee)
•	Chipotle Mexican Grill Inc. (2016 to 2020) (member of Compensation Committee)*
•	Best Buy Co. (2003 to 2013) (lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards

•	Pershing Square Capital Management, L.P. (2008 to present) (member of Advisory Board)

EDUCATION

•	Master’s degree in Accounting, University of Illinois
•	Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 3,000

DDSUs: 5,715

Options: 0

Meets share ownership requirements

*

As previously announced by Chipotle Mexican Grill Inc. on March 6, 2020, Mr. Paull will not stand for re-election to the Board of Chipotle Mexican Grill Inc. at its 2020 annual meeting of shareholders.

2020 MANAGEMENT PROXY CIRCULAR  17

Jane L. Peverett
Independent Age: 61 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2019 voting results: 99.23% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance (Chair)	4 of 4	100%
Audit	4 of 4	100%
Finance	2 of 2	100%
Governance	3 of 3	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)

PUBLIC COMPANY BOARD EXPERIENCE

•	CIBC (2009 to present) (Chair of Audit Committee)
•	Northwest Natural Gas Company (2007 to present) (member of Organization and Executive Compensation Committee and Public Affairs and Environmental Policy Committee)
•	Capital Power Corporation (2019 to present) (Member of Corporate Governance, Compensation and Nominating Committee and Health, Safety and Environment Committee)
•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	HydroOne Limited (2015 to 2018)

OTHER EXPERIENCE

Other Boards

•	CSA Group (2019 to present) (Chair of the Board)
•	British Columbia Institute of Corporate Directors Executive Committee

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 3,565

Options: 0

Has until January 2021 to meet the share ownership requirements

Andrea Robertson
Independent Age: 56 Director since: July 15, 2019 Residence: Calgary, Alberta, Canada 2019 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	5 of 5	100%
Governance	3 of 3	100%
Compensation	3 of 3	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer, Shock Trauma Air Rescue Service (STARS) (2012 to present)
•	President & Chief Operating Officer, Shock Trauma Air Rescue Service (STARS) (2011 to 2012)

OTHER EXPERIENCE

Other Boards

•	The Calgary Airport Authority (2017 to present)
•	Bow Valley College (2015 to 2018)
•	United Way (2007 to 2013)
•	Alberta Children’s Hospital Foundation (2008 to 2009)
•	Foothills Development Council (2008 to 2009)
•	Libin Cardiovascular Institute (2008 to 2009)

EDUCATION

•	Executive Leadership, Harvard University
•	ICD.D Rotman School of Business
•	Masters in Science of Health Administration, Central Michigan University
•	Baccalaureate of Nursing - University of Calgary
•	Executive Fellowship - Wharton University

SHARE OWNERSHIP

Shares: 0

DDSUs: 381

Options: 0

Has until July 2024 to meet the share ownership requirements

Gordon T. Trafton
Independent Age: 66 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2019 voting results: 99.51% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings expertise in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2019 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit	4 of 4	100%
Governance	5 of 5	100%
Risk and Sustainability (Chair)	2 of 2	100%

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2013)
•	Consultant, CP (2013)
•	Special Advisor to the Canadian National Railway leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, CN (2009 to 2010)
•	Senior Vice-President, Southern Region, CN (2003 to 2009)
•	Held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards

•	Leeds School of Business Advisory Board, University of Colorado Boulder (2012 to present)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 3,521

Options: 0

Has until January 2022 to meet the share ownership requirements

18  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Notes:

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a)	a director, chief executive officer or chief financial officer of a company that:

•

was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•

was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b)

a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c)

become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

(d)

subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission.

Ms. Denham served as a director of Penn West Petroleum Ltd. (now Obsidian Energy Ltd.) from June 2012 to June 2016, which was subject to cease trade orders on its securities following the July 2014 announcement of the review of its accounting practices and restatement of certain of its financial statements. Those cease trade orders ended on September 23, 2014.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the CBCA. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98% of the outstanding shares of Postmedia at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

2020 MANAGEMENT PROXY CIRCULAR  19

Committee reports

In May 2019, as part of its renewal, the Board approved the merging of the Audit Committee and the Finance Committee to form the Audit and Finance Committee and approved the creation of the Risk and Sustainability Committee. The combined Audit and Finance Committee and the new Risk and Sustainability Committee commenced their meetings as of July, 2019.

The Board now has four standing committees to assist it in fulfilling its duties and responsibilities:

• Audit and Finance Committee

• Corporate Governance and Nominating Committee (the Governance Committee)

• Management Resources and Compensation Committee (the Compensation Committee)

• Risk and Sustainability Committee

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee is satisfied that it has fulfilled all of its responsibilities in 2019.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and the corporate governance guidelines of the Canadian Securities Administrators (the CSA).

Meeting in camera

Each committee has the opportunity to meet in camera, without management present. In camera sessions are required at the end of each meeting of the Audit and Finance Committee, the Compensation Committee and the Board.

You can read about each director in the profiles beginning on page 15. Copies of the terms of reference for the Board and committees are available on our website (investor.cpr.ca)

Audit and Finance Committee (since May 2019)

Responsible for fulfilling all public company audit committee legal obligations and assists the Board in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from them, including the review and integrity of the financial statements, the integrity and quality of our financial reporting and internal controls, our compliance with applicable legal and regulatory requirements, the qualifications, independence, engagement, compensation and performance of the external auditor, and the performance of our internal audit function. The Audit and Finance Committee is also responsible for annually preparing a report for inclusion in our annual report, and assisting the Board with oversight of additional matters, including financing plans and programs, financial risks and contingent exposures, and the pension plans sponsored by the Company from time to time.

In May 2019, the Finance Committee merged with the Audit Committee to form the Audit and Finance Committee.

The Audit and Finance Committee has been established in accordance with the Exchange Act, NYSE standards and National Instrument 52-110 Audit Committees.

MEMBERS

Jane Peverett (Chair)

Isabelle Courville

Jill Denham

Edward Hamberger

Edward Monser

All members of the Audit and Finance Committee are “financially literate” as required by the NYSE and the CSA. Ms. Peverett, Mr. Monser and Ms. Courville have been determined to be “audit committee financial experts” as defined by the SEC.

2019 HIGHLIGHTS

Four (4) meetings in 2019.

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the audit was performed in a manner consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communications regarding independence
•	Reviewed the formal statement from the external auditor confirming its independence and the policies regarding hiring of the external auditor’s employees or former employees

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Approved Business Ethics Reporting Policy
•	Approved audit committee financial experts

Financial disclosure review and internal controls

•	Reviewed the internal auditor’s reports on our internal controls and procedures
•	Met with management, internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	Reviewed and recommended for Board approval the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards

Finance matters

•	Reviewed financing plans, including lines of credit

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditor quarterly
•	Reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	Directly oversaw the internal audit function, its performance, activities, organizational structure, leadership and the skills and experience of the group, including hiring of Chief Internal Auditor

Pension plans

•	Reviewed 2018 pension plan financial statements and external auditors reports
•	Approved appointment of Deloitte LLP as auditor for the defined benefit, defined contribution and secondary pension plans
•	Reviewed pension plan performance for the Canadian defined benefit and the US defined benefit pension plans
•	Reviewed and approved changes to the Statement of Investment Policies & Procedures
•	Reviewed and approved changes to the Management Pension Committee terms of reference

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services to be provided by the external auditor. See page 81 to read more about the policy.

20  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Audit Committee (to May 2019)

Up to May 2019, the Audit Committee was responsible for fulfilling all public company audit committee legal obligations, assisting in overseeing the disclosure of annual and interim financial statements and information derived from them, the integrity and quality of our financial reporting and internal controls, our legal and regulatory requirements, and the qualifications, independence, engagement, compensation and performance of the external auditor and the internal audit function.

In May 2019, the Audit Committee merged with the Finance Committee to form the Audit and Finance Committee. The Audit and Finance Committee held its first meeting in July 2019.

The Audit Committee was established in accordance with the Exchange Act and NYSE standards and CSA National Instrument 52-110 Audit Committees.

MEMBERS

Jane Peverett (Chair)

Jill Denham

Rebecca MacDonald

Edward Monser

Andrew Reardon

Gordon Trafton

All members of the audit committee are “financially literate” as required by the NYSE and CSA. Ms. Peverett and Mr. Reardon were previously determined to be “audit committee financial experts” as defined by the SEC.

2019 HIGHLIGHTS

Four (4) meetings in 2019

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	Reviewed the performance of the external auditor and recommended to the Board the appointment of the Company’s external auditor
•	Reviewed the performance of the external auditor’s annual audit plan and recommended the audit plan and the auditor’s compensation to the Board for approval (see page 10 for details about its services and fees in 2018 and 2019)
•	Reviewed the non-audit review reports of the auditor of our interim financial statements for the first quarter of 2019
•	Received assurance from the external auditor that the audit was performed in a manner consistent with accepted standards

•	Met with the external auditor to discuss independence and other required matters under the PCAOB standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communications regarding independence
•	Reviewed the formal statement from the external auditors confirming their independence and the policies regarding hiring of the external auditor’s employees or former employees

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Reviewed and recommended to the Board the approval of changes to our delegation of monetary authority policy
•	Met with Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Reviewed the internal auditor’s reports on our internal controls and procedures
•	Met with management, internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Met with management and the external auditor to review our audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K
•	Reviewed and approved the interim financial report on Form 10-Q and quarterly earnings release for Q1 2019

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan for 2019
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditor quarterly
•	Reviewed expenses of the Board and the CEO
•	Reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	Directly oversaw the internal audit function, its performance, activities, organizational structure and the skills and experience of the group

The now discontinued Audit Committee had a written policy for pre-approving audit and non-audit services to be provided by the external auditor. This policy is now administered by the Audit and Finance Committee as previously noted.

Finance committee (to May 2019)

To May 2019, was responsible for overseeing our financial position, financial plans and programs and dividend policy, as well as strategic options and opportunities, including acquisitions and divestitures, and pension plan oversight for CP and our subsidiaries.

In May 2019, the Finance Committee merged with the Audit Committee to form the Audit and Finance Committee. The Audit and Finance Committee held its first meeting in July 2019.

MEMBERS

Matthew Paull (chair)

Jill Denham

Jane Peverett

Andrew Reardon

2019 HIGHLIGHTS

Two (2) meetings in 2019

Finance matters

•	Approval of the 2019 operating and capital budget and multi-year plan
•	Recommendation to the Board to approve the Q1 2019 dividend
•	Recommended to the Board an increase in our quarterly dividend, effective Q2, from $0.65 to $0.83 per share
•	Oversaw our capital structure, cash flows and key financial metrics
•	Review of Board approved capital projects
•	Reviewed our credit ratings and relationships with credit rating agencies

Pension matters

•	Review of the Canadian and US defined benefit pension plans
•	Reviewed pension plan performance
•	Reviewed and approved changes to the pension plan investment strategy
•	Reviewed and approved changes to our pension plan

Risk oversight

•	Reviewed financial risks, including credit, commodity, M&A and interest rate risk and contingent exposure
•	Reviewed our policies for assessing and managing financial risk

2020 MANAGEMENT PROXY CIRCULAR  21

Corporate Governance and Nominating Committee

Responsible for monitoring and assessing the functioning of the Board and committees and for developing and implementing good corporate governance practices, identifying qualified director candidates and recommending director nominees for election to the Board. Also has oversight responsibility in respect of major issues of public policy relevant to our business.

MEMBERS

Rebecca MacDonald (Chair)

John Baird

Isabelle Courville

Jane Peverett

Andrea Robertson

Gordon Trafton

2019 HIGHLIGHTS

Five (5) meetings in 2019

Corporate governance

•	Reviewed and updated our corporate governance principles and guidelines
•	Reviewed and recommended that the Board approve changes to our code of business ethics
•	Reviewed and confirmed the terms of reference for the Board and committees
•	Recommended for approval by the Board the terms of reference for the Audit and Finance Committee and the Risk and Sustainability Committee
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs

Board performance

•	Set Board goals for 2019 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Engaged external consultant to evaluate the performance of the Board and directors
•	Engaged in a peer review process as part of the director evaluation process

Board composition

•	Reviewed the director skills matrix to make sure that the current directors have the integrity, skills and experience to meet the Board’s needs
•	Updated the Board on the process for identifying potential new director candidates who meet our needs

Director development

•	Reviewed our director orientation and continuing education program and updated it with topical and relevant sessions for 2019
•	Interviewed and onboarded Edward Hamberger and Andrea Robertson as directors

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation committee legal obligations and assisting the Board with the appointment and compensation of executive officers, overseeing our compensation philosophy and programs including incentive and retirement plans, establishing performance objectives and evaluating performance of certain senior officers, reviewing our organizational health and the succession plans for senior officers.

MEMBERS

Matthew Paull (Chair)

Isabelle Courville

Rebecca MacDonald

Edward Monser

Andrea Robertson

2019 HIGHLIGHTS

Five (5) meetings in 2019

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board
•	Reviewed CEO compensation

Executive compensation

•	Reviewed our compensation peer group
•	Reviewed the compensation programs and recommended short-term incentive plan metrics for 2019
•	Recommended the Board approve the 2018 short-term incentive plan payout
•	Recommended the Board approve the 2016 long-term incentive plan payout which vested on December 31, 2018
•	Recommended the Board approve long-term incentive plan metrics for January 1, 2019 to December 31, 2021.
•	Assessed CEO and other management retention risks
•	Reviewed the CEO’s assessment of the NEOs and other direct reports and recommended their compensation to the Board
•	Reviewed executive share ownership guidelines and monitored compliance

Succession planning

•	Reviewed the succession plans for the CEO and other senior executive roles, including the process for identifying, developing and retaining executive talent

Risk oversight

•	Reviewed comprehensive compensation risk assessment completed by management

You can read about compensation governance on page 28 and executive compensation generally beginning on page 25.

Risk and Sustainability Committee

Responsible for assisting the Board in its oversight responsibilities with respect to our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

MEMBERS

Gordon Trafton (Chair)

John Baird

Isabelle Courville

Jill Denham

Edward Hamberger

Matthew Paull

2019 HIGHLIGHTS

Two (2) meetings in 2019

Risk oversight

•	Reviewed rail technology and innovations and their role in managing risk, enhancing safety and supporting sustainability.
•	Reviewed management’s risk structure and its ability to manage and respond to risk
•	Reviewed risk mitigation matters, including risk management, casualty management, police services, security and damage prevention
•	Reviewed the Corporation’s insurance strategy to mitigate and transfer risks

Oversight of safety and sustainability issues

•	Reviewed safety and sustainability matters, including safety management systems, disability management, regulatory, technical training, operating practices and rules, and environmental risk
•	Provided oversight for the development of the Company’s 2018 Sustainability Report

22  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

2019 director compensation

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities and time commitment and the compensation provided by comparable companies. Each director is paid an annual retainer of US$200,000. Committee chairs receive an additional US$30,000 per year and the Board Chair receives an annual retainer of US$395,000. No changes were made to the director compensation program in 2019.

We paid directors a total of approximately $2,854,492 in 2019 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year and their attendance at Board and committee meetings.

Directors receive 100% of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50% of their compensation in DDSUs. The total represents the approximate dollar value of DDSUs credited to each director’s DDSU account in 2019, based on the closing fair market value of our shares on the grant date plus the cash portion paid where a director elected to receive a portion of compensation in cash.

Mr. Creel does not receive director compensation because he is compensated in his role as President and CEO (see pages 44 and 47 for details).

Name	Fees earned ($)	Share-based awards(1)(3) ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation(2)(3) ($)	Total ($)
John Baird	-	261,471	-	-	-	1,000	262,471
Isabelle Courville	-	439,366	-	-	-	1,000	440,366
Jill Denham	-	261,471	-	-	-	1,000	262,471
Edward Hamberger(4)	-	121,403	-	-	-	1,327	122,730
Rebecca MacDonald	-	300,691	-	-	-	1,000	301,691
Edward Monser	-	264,765	-	-	-	1,327	266,092
Matthew Paull	-	304,480	-	-	-	1,327	305,807
Jane Peverett	-	300,691	-	-	-	1,000	301,691
Andrea Robertson(4)	-	119,163	-	-	-	1,000	120,163
Gordon Trafton	-	284,456	-	-	-	1,327	285,783
Andrew Reardon(5)	92,154	93,073	-	-	-	-	185,227
Notes:
(1)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the DDSU Plan.

(2)

Each director was provided with a $1,000 donation, in local currency, to the charity of their choice in December 2019 in gratitude for their year of service. This amount appears under All other compensation.

(3)

All directors were paid in U.S. dollars and the value of their share-based awards, and cash and other payments, as applicable, have been converted to Canadian dollars using the 2019 average exchange rate of $1.3269.

(4)	Mr. Hamberger and Ms. Robertson joined the Board in July 2019. Their 2019 compensation was pro-rated accordingly.
(5)

Mr. Reardon retired from the Board and did not stand for re-election at our annual meeting held May 7, 2019. In 2019, Mr. Reardon elected to receive 50% of his director compensation in DDSUs with the remaining 50% paid in cash. His 2019 compensation was pro-rated accordingly.

You can read more about our director compensation program beginning on page 83.

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that are outstanding as of December 31, 2019.

	Option-based awards(1)					Share-based awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(2)
John Baird	-	-	-	-	-	-	-	1,750,818
Isabelle Courville	-	-	-	-	-	-	-	2,831,962
Jill Denham	-	-	-	-	-	-	-	1,160,260
Edward Hamberger	-	-	-	-	-	-	-	126,882
Rebecca MacDonald	-	-	-	-	-	-	-	3,877,023
Edward Monser	-	-	-	-	-	-	-	305,632
Matthew Paull	-	-	-	-	-	-	-	1,888,098
Jane Peverett	-	-	-	-	-	-	-	1,177,474
Andrea Robertson	-	-	-	-	-	-	-	126,122
Gordon Trafton	-	-	-	-	-	-	-	1,163,256
Andrew Reardon(3)	-	-	-	-	-	-	-	4,016,927

(1)	On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan, and there are no outstanding options under that plan.
(2)

Calculated based on the closing price of our shares on December 31, 2019 on the TSX ($331.03), in the case of directors resident in Canada, and on the NYSE (US$254.95) which was converted to Canadian dollars using the year-end exchange rate of $1.2988, in the case of the directors resident in the U.S.

(3)	Mr. Reardon retired from the Board and did not stand for re-election at our annual meeting held May 7, 2019.

Non-employee directors are not granted stock options under the stock option plan.

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2.3 EXECUTIVE COMPENSATION

Our executive compensation program is designed to pay for performance, and to align management’s interests with our business strategy and the interests of our shareholders.

The next section describes our compensation program and explains the 2019 compensation decisions for our NEOs:

•	Keith E. Creel, President and Chief Executive Officer
•	Nadeem S. Velani, Executive Vice-President and Chief Financial Officer
•	John K. Brooks, Executive Vice-President and Chief Marketing Officer
•	Laird J. Pitz, Senior Vice-President and Chief Risk Officer
•	Mark A. Redd, Executive Vice-President Operations
•	Robert A. Johnson, Retired Executive Vice-President Operations

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy circular.

Where to find it

2020 MANAGEMENT PROXY CIRCULAR  25

COMPENSATION DISCUSSION AND ANALYSIS

Our approach to executive compensation

We believe in the importance of paying for performance and aligning management’s interests with those of our shareholders.

Our executive compensation program supports our railway-focused culture, and is closely linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders.

We have five key performance drivers designed to focus us on our goal of being the best railroad company in North America:

1.	Provide customers with industry-leading rail service

2.	Control costs

3.	Optimize our assets

4.	Remain a leader in rail safety

5.	Develop our people

As disclosed in our 2018 proxy circular, we implemented several changes to our compensation program in 2017. These changes were the result of an extensive shareholder engagement program and review of executive compensation by the Compensation Committee, the Board and our human resources group. Other than the shifting of the weighting of the metrics within our short-term incentive plan (STIP) and performance share unit (PSU) plans, we did not make any further changes to the structure of our compensation plans in 2019.

Compensation mix

Attracting and retaining high calibre executives is key to our long-term success.

We believe strong performance should yield significant rewards. Our executive compensation includes fixed and variable (at-risk) pay and the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant portion of executive pay is tied to the value of our shares, aligning with shareholder interests. We require our executives to own CP equity and our share ownership guidelines increase by executive level (see page 28).

Variable short-term compensation is more focused on corporate results for executives (75% of target) than for other employees (50% of target) who have more emphasis placed on individual and departmental goals.

This supports our view that the STIP should be tied to overall corporate performance and the areas of our business that each employee influences directly.

The table below shows the pay mix for our current NEOs based on their total target compensation.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Benchmarking

With input from our compensation advisors, we reviewed and updated our compensation comparator group in 2018. Other than the removal of Goldcorp Inc., which was acquired by Newmont Mining Inc., from the comparator group, we did not make any further changes to our comparator group in 2019. Our comparator group consists of six Class 1 Railroad peers as well as 11 capital-intensive Canadian companies. For certain positions within the organization, we apply a heavier weighting to Class 1 Railroad peers; however, we consistently review alignment and compensation practices against the whole group.

Our compensation peer group is as follows:

BNSF Railway Company	BCE Inc.
Canadian National Railway Company	Fortis Inc.
CSX Corporation	TC Energy Corporation
Kansas City Southern	TELUS Corporation
Norfolk Southern Corporation	Rogers Communications Inc.
Union Pacific Corporation	Barrick Gold Corporation
Cenovus Energy Inc.	Kinross Gold Corporation
Enbridge Inc.	Suncor Energy Inc.
Imperial Oil Limited

Compensation pays out over time

Salary fixed pay, set annually Short-term incentive cash bonus paid out in February 2020 based on 2019 corporate and individual performance Long-term incentive (performance share units)equity-based incentive granted in February 2019, vests December 31, 2021 and pays out in February 2022 based on three-year corporate performance and our share price Long-term incentive (stock options)equity-based incentive granted in January 2019, vests over four years and expires after seven years and realized value depends on our share price

Variable pay includes short and long-term incentive awards to facilitate annual and longer-term performance and align with shareholder interests.

Incentive awards are cash and equity-based. Equity-based awards vest at the end of three years for PSUs and over four years for stock options. Stock options expire at the end of seven years.

The Compensation Committee ensures that the performance objectives for the incentive plans align directly with our strategic plan, which is reviewed and approved by the Board.

2020 MANAGEMENT PROXY CIRCULAR  27

Executives are CP shareholders

We require executives and senior management employees to own equity in the company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. Executives must satisfy the requirement within five years of being appointed to their position and can meet the requirements by holding shares or deferred share units (DSUs). The CEO must maintain the ownership level of six times his base salary for one year after he retires or leaves CP. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee.

DSUs are redeemed for cash no earlier than six months after the executive retires or leaves the company or until the end of the following calendar year for Canadian-resident executives. Payment to U.S.-resident executives who participate in the Senior Executives’ Deferred Share Unit Plan (the DSU Plan) is made after the six-month waiting period to be in compliance with U.S. tax regulations.

The table below shows the ownership requirement by level, which applied to 87 executives and senior management employees in 2019.

Ownership requirement (as a multiple of base salary)
CEO	6x
Executive Vice-President	3x
Senior Vice-President	2x
Vice-President	1.5 to 2x
Senior management	1x

Mr. Creel, Mr. Velani and Mr. Pitz have met their ownership requirement. Mr. Brooks and Mr. Redd are expected to meet their requirement within the five-year period following their appointment. Mr. Johnson, who retired from the company on September 30, 2019, met his ownership requirement. You can read about each executive’s share ownership in their individual profiles beginning on page 44.

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Compensation Committee also receives advice and support from external consultants from time to time.

DECISION-MAKING PROCESS1Management makes recommendations to the Compensation Committee Management: reviews market data reviews compensation survey data analyzes company performance proposes corporate and individual performance objectives to the Committee for the coming year2The Committee works with a consultant and makes compensation recommendations to the Board The Committee: Yrecommends the corporate performance targets and weightings for the incentive plans reviews the corporate performance results for the incentive plans Yreviews individual performance receives independent advice from its external consultant Yrecommends the annual and long-term incentive awards to the Board3The Board has final approval The Board: Yreviews corporate and individual performance decides whether to use discretion approves compensation for the CEO and other NEOs approves all grants of equity compensation awards Ysets performance objectives for the following year

The Board has final approval on all matters relating to executive compensation. It can also use its discretion to adjust pay decisions as appropriate.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors.

The Compensation Committee has the relevant skills, background and experience for carrying out its duties. The table below shows the key skills and experience of each member:

	Human Resources/ compensation/ succession planning	CEO/senior management	Governance and policy development	Transportation industry	Risk management	Engagement (shareholders and others)
Matthew Paull (Committee Chair)	✓	✓	✓		✓	✓
Isabelle Courville (Chair of the Board)	✓	✓	✓	✓	✓	✓
Rebecca MacDonald	✓	✓	✓		✓	✓
Ed Monser	✓	✓	✓	✓	✓	✓
Andrea Robertson	✓	✓	✓	✓	✓	✓

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on other human resources committees
•	compensation plan design and administration, compensation decision-making and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	oversight of financial analysis related to compensation plan design and practices
•	oversight of labour matters and a unionized workforce
•	pension benefit oversight
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CP during 2019 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each member in the director profiles beginning on page 15.

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to avoid any conflicts of interest:

Committee advisor	Management advisor

•   the Compensation Committee retained Kingsdale Advisors (Kingsdale) in 2018 and 2019 to act as an independent compensation advisor

•   the Compensation Committee approves all compensation related fees and work performed by the independent compensation advisor

• management engages Willis Towers Watson to provide market survey data and advice relating to executive compensation

The next table shows the fees paid to Kingsdale and Willis Towers Watson in 2018 and 2019.

	2019		2018
	Kingsdale	Willis Towers Watson	Kingsdale	Willis Towers Watson
Executive compensation-related fees	$ 90,000	$ 74,785	$ 78,750	$ 233,309
Other fees	$112,821	$2,598,193	$111,254	$2,150,258
Total fees	$202,821	$2,672,978	$190,004	$2,383,567

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Fees paid

Kingsdale was first retained by the Board to provide independent advisory services related to compensation in 2018. For 2019, the Board retained Kingsdale to provide independent advisory services related to governance trends and specific governance items, as well as CEO compensation. $90,000 was paid to Kingsdale in fees for advisory services provided to the Board. The total governance and executive compensation fees represent 44% of the $202,821 paid in total to Kingsdale for all services provided to CP, including proxy solicitation and shareholder advisory services.

In 2019, $74,785 was paid to Willis Towers Watson for executive compensation advisory fees provided to management. The total executive compensation fees represent 3% of the total fees in 2019 to Willis Towers Watson for all services provided to management, including actuarial and pension consulting, corporate risk and insurance broking services.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success.

The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to make sure they encourage the right decisions and actions to reward performance and align with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

All of the Compensation Committee members other than Mr. Paull and Mr. Monser are members of the Governance Committee. In addition, Ms. Courville and Mr. Monser are also members of the Audit and Finance Committee, and Ms. Courville and Mr. Paull are members of the Risk and Sustainability Committee. This cross-membership strengthens risk oversight because it gives the directors a broader perspective of risk oversight and a deeper understanding of our enterprise risks.

Regular risk review

The Compensation Committee conducts a comprehensive compensation risk review approximately every two years to make sure that we have identified the compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes looking at:

•	the targets for the STIP and PSU plan, anticipated payout levels and the risks associated with achieving targeted performance;
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance; and
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices.

In 2019, Management retained Willis Towers Watson to perform a detailed risk assessment of our compensation plans, programs and practices. Willis Towers Watson concluded that there did not appear to be significant risks associated with CP’s compensation programs. The committee reviewed Willis Towers Watson’s findings and agreed that CP’s compensation policies and programs did not encourage excessive risk that could have material adverse effects on CP.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Managing compensation risk

We mitigate risk in three ways:

1. Plan design

• we use a mix of fixed and variable (at-risk) compensation and a significant proportion is at-risk pay

• short and long-term incentive plans have specific performance measures that are closely aligned with the achievement of our business strategy and performance required to achieve results in accordance with guidance provided to the market

• the payout curve for the STIP is designed asymmetrically to reflect the significant stretch in target performance

• the payout under the STIP is capped and not guaranteed, and the compensation committee has discretion to reduce the awards

• the long-term incentive plan has overlapping vesting periods to address longer-term risks and maintain executives’ exposure to the risks of their decision-making through unvested share based awards

2. Policies

• we promote an ethical culture and everyone is subject to a code of business ethics

• we have share ownership requirements for executives and senior management so they have a stake in our future success

• we have a disclosure and insider trading/reporting policy to protect our interests and ensure high business standards and appropriate conduct

• our anti-hedging policy prohibits directors, officers and employees from hedging our shares and share-based awards

• our anti-pledging policy prohibits directors and senior officers from holding our shares in a margin account or otherwise pledging them as security

• we also have a policy that prohibits employees from forward selling shares that may be delivered on the future exercise of stock options, or otherwise monetizing their option awards, other than through exercising the options and subsequently selling the shares through a public venue or the company’s cashless exercise option

• our clawback policy allows us to recoup incentive pay from current and former senior executives as appropriate (see page 32 for more information about clawbacks)

• DSUs held by the CEO and executives are not settled for cash until at least six months after leaving the Company

• our whistleblower policy applies to all employees and prohibits retaliation against anyone who makes a complaint acting in good faith

3. Mitigation measures

• senior executives have a significant portion of their compensation deferred

• we must achieve a specific threshold of operating income, otherwise no short-term incentive awards are granted

• financial performance is verified by our external auditor (completion of annual financial statement audit) before the Board makes any decisions about short-term incentives

• the Compensation Committee adopted principles for adjusting payout under the STIP, and provides them to the Board as part of their review of the Compensation Committee’s recommendations and performance overall

• environmental principles are fundamental to how we achieve our financial and operational objectives, and the Compensation Committee takes them into account when exercising discretion and determining the short-term incentive awards

• all long-term incentive eligible employees are subject to two-year non-compete and non-solicit covenants should they leave CP

• safety is considered as part of individual performance under the short-term incentive for the President and CEO and executives in operations roles in addition to being a specific STIP measure

• we regularly benchmark executive compensation against our comparator group of companies

• different performance scenarios are stress-tested and back-tested to understand possible outcomes

• we review and consider risks associated with retention-related compensation

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Key policies

In addition to CP’s code of business ethics and the business ethics reporting policy, a number of other policies act to mitigate compensation risk. You can read more about ethical behaviour at CP and our code of business ethics and other policies beginning on page 86.

Clawbacks

Our clawback policy allows the Board to recoup short and long-term incentive compensation paid to a current or former senior executive if:

•	the incentive compensation received was calculated based on financial results that were subsequently restated or corrected, in whole or in part; and/or
•

the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the senior executive or as reasonably determined by the Board

The Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CP securities in a margin account or otherwise pledging the securities as collateral for a loan.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Compensation program

Total direct compensation consists of salary, an annual short-term incentive and a long-term incentive award that focus executives on driving strong financial, operational and customer satisfaction results while building shareholder value. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Link to business and talent strategies
Salary Cash (see page 34)	• competitive level of fixed pay • reviewed annually	• external advisor benchmarks against our comparator group to ensure appropriate levels and fairness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture
Short-term incentive Cash bonus (see page 34)	• annual performance incentive to attract and retain highly qualified leaders • set target awards based on level of employee

•  set target performance at the beginning of the year to assess actual performance at the end of the year

•  actual payouts are based on the achievement of pre-determined corporate and individual objectives

•  corporate performance has an operating income hurdle

•  payouts are capped

•  no guarantee of a minimum payout

•  attract and retain highly qualified leaders

•  motivate high corporate and individual performance

•  use metrics that are based on the strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving operating results

Deferred compensation Deferred share units (see page 68)

•  encourages share ownership

•  executives can elect to receive the short-term incentive and their annual PSU grant in DSUs if they have not yet met their share ownership requirement

•  company provides a 25% match of the deferral amount in DSUs

•  deferral limited to the amount needed to meet the executive’s share ownership guidelines

•  aligns management interests with growth in shareholder value

•  helps retain key talent

•  company contributions vest after three years

•  sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•  cannot be redeemed for cash until a minimum of six months after the executive leaves CP

Long-term incentive (LTIP) (see page 37)
Performance share units (see page 39)	• equity-based incentive aligns with shareholder interests and focuses on three-year performance • accounts for 60% of an executive’s long-term incentive award	• use pre-defined market and financial metrics • the number of units that vest is based on a performance multiplier that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging performance goals • ultimate value based on share price and company performance • attract and retain highly qualified leaders
Stock options (see page 40)	• accounts for 40% of an executive’s long-term incentive award • vests over four years, term is seven years	• focuses on appreciation in our share price, aligning with shareholder interests • only granted to executives	• focuses the leadership team on creating sustainable long-term value
Pension Defined contribution and defined benefit pension plans (see page 67)	• pension benefit based on pay and service and competitive with the market • supplemental plan for executives and senior managers	• balances risk management of highly performance-focused pay package	• attract and retain highly qualified leaders
Perquisites Flexible spending account (see page 61)	• competitive with the market	• restrictions for the CEO	• attract and retain highly qualified leaders

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2019 Executive compensation

Salary

Salaries are set every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and the median salary and practices of the comparator group before making its decisions. The base salaries of all NEOs are set in U.S. dollars consistent with industry practice.

	2019 (in USD)	% change from 2018	2018 (in USD)
Keith Creel	1,158,750	3.0%	1,125,000
Nadeem Velani	566,500	3.0%	550,000
John Brooks	525,000	31.3%	400,000
Laird Pitz	400,000	6.7%	375,000
Mark Redd	425,000	24.4%	341,700
Robert Johnson	458,350	3.0%	445,000
Notes:
•	Mr. Brooks was promoted to the position of Executive Vice-President & Chief Marketing Officer effective February 14, 2019, with a corresponding increase in pay.
•	Mr. Redd was promoted to the position of Executive Vice-President Operations effective September 1, 2019, with a corresponding increase in pay.

Short-term incentive plan (STIP)

The short-term incentive award is an annual incentive that focuses executives on achieving strong financial, safety, operational and customer satisfaction results.

What it is	• cash bonus for achieving pre-determined annual corporate and individual performance objectives that are tied directly to our strategy and operational requirements
Payout	• corporate performance is assessed against financial, safety and operational measures • individual performance is assessed against individual performance objectives • no guarantee of a minimum payout
Restrictions

•  must meet minimum level of performance

•  must achieve corporate operating income hurdle for any payout on individual or corporate performance to occur

•  performance multiplier is capped for exceptional performance

•  actual award is capped as a percentage of base salary

If the executive retires	• executive must give three months’ notice • award for the current year is pro-rated to the retirement date

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The table below shows the 2019 short-term incentive awarded to the NEOs. All salaries have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019, with the exception of Mr. Velani, whose salary is set in U.S. dollars, but paid in Canadian dollars, and is subject to a foreign exchange adjustment of US$1 to CAD$1.3432.

We use financial and non-financial measures to assess corporate performance. Individual performance is assessed against individual performance objectives for the year and other pre-determined goals that reflect the strategic and operational priorities critical to each executive’s role.

Year EndSalary$XTargetshort-termincentiveX[Corporateperformancefactor+Individualperformancefactor]=2019short-termincentive$(as a % of base salary)75%25%$1.3269(0-200%)(0-200%)Keith Creel$1,537,545X125.00%X155%155%=$2,978,994Nadeem Velani$760,923X90.00%X155%175%=1,095,729John Brooks$696,623X74.40%X155%175%=$829,259Laird Pitz$530,760X70.00%X155%150%=$571,230Mark Redd$563,933X68.34%X155%150%=$592,539Robert Johnson$608,185X75.00%X155%150%=$523,969

Notes:

•	As both Mr. Brooks and Mr. Redd received promotions in 2019, their short-term incentive plan (STIP) targets have been prorated accordingly.
•	Mr. Johnson retired from the Company effective September 30, 2019. His STIP is reflective of the portion of the year which he was employed.

Corporate and individual performance factors are capped at 200% to limit payouts and avoid excessive risk-taking.

An employee’s payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance. No award is payable unless the minimum corporate hurdle is achieved.

Actual STIP awards are also capped as a percentage of base salary, as shown in the table to the right.

Assessing corporate performance

In 2019, we increased the weighting of our safety measure within the STIP targets to 20% from 10%. This change

	Payout as a % of base salary
Level	Below hurdle	Minimum	Target	Maximum
CEO	0%	62.5%	125%	250%
Other named executives	0%	34.2-45%	68.3-90%	136.7-180%

reinforces CP’s commitment to safety and our focus on maintaining our industry leading position in safety performance. To accommodate this change we decreased our weighting by 5% on Operating Ratio and 5% on Operating Income to a total of 35% each on our financial measures from 40% each. No changes were made to actual metrics in 2019 as they are reflective of CP’s focus on sustainable, profitable growth.

New For 2020

In 2020, CP will add a second safety metric to its STIP program. In addition to the current industry standard Federal Railroad Administration (FRA) Train Accident metric, we will also be measuring FRA Personal Injury Frequency.

Our employees work in an industrial setting where the potential for injury is high. Adding this measure reinforces CP’s commitment to ensure our employees get home safe each day.

The STIP weighting for safety will continue to be 20%, with 10% each allocated to FRA Train Accident Frequency and FRA Personal Injury Frequency.

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Corporate performance

The table below shows the 2019 scorecard and results. The targets were set with adequate stretch to motivate strong performance.

The Board sets a corporate hurdle for operating income. There is no payout if we do not achieve that corporate hurdle. If we achieve the hurdle but corporate performance is below threshold for all measures, then only the individual performance factor is used to calculate the awards. Corporate results between 50% and 200% of target are interpolated. For 2019, the operating income hurdle was set at $2 billion.

CP delivered record financial performance in 2019. Our precision scheduled railroading operating model enabled us to produce our highest-ever revenues, lowest-ever operating ratio and record operating income and adjusted earnings. The reported operating ratio came in at 59.9% and reported operating income was $3,124 million. From a safety perspective, CP’s personal injury rate improved 4% and our train accident frequency led the industry in this key safety metric.

Performance measure	Why it is important	Threshold (50%)	Target (100%)	Exceptional (200%)	2019 Reported Result	2019 STIP Result	Weighting	Score
Financial measures
STIP Operating ratio Operating expenses divided by total revenues based on an assumed fuel price and foreign exchange rate	Continues our focus on driving down costs while focusing on growth strategy	61.3%	60.8%	60.3%	59.9%	59.9%	35%	200%
STIP Operating income ($ millions) Total revenues less total operating expenses based on an assumed foreign exchange rate	Highlights the importance of revenue growth to our corporate strategy	3,014	3,054	3,121	3,124	3,089	35%	152%
Safety measure
FRA Train Accident Frequency Number of FRA reportable train accidents which meet FRA reporting thresholds per million train miles	CP has long been an industry leader in rail safety and we are more focused on it than ever, committed to protecting our people, our communities, our environment and our customers’ goods. As safety is our top priority, in 2019, we increased the weighting of our safety measure within the STIP targets to 20% from 10%	1.12	1.08	0.99	1.06	1.06	20%	122%
Operating measure
Trip Plan Compliance Calculated as the number of shipments completed on time (less than 12 hours late vs. baseline plan), divided by the total number of shipments completed	Trip plan compliance is a detailed schedule of performance and the core of CP’s product offering. It balances between customer needs and what we are capable of delivering It is critical to the service we provide customers and to our growth strategy. Trip plan compliance, as a stand-alone measure, is a relatively new measure at CP	75%	80%	85%	77.1%	77.1%	10%	71%
Corporate performance factor								155%

The Compensation Committee may adjust the results for unusual or non-recurring items that are outside our normal business and do not accurately reflect our ongoing operating results or business trends and affect the comparability of our financial performance year over year. Results used under the STIP could therefore differ from our reported GAAP results. Significant items that were adjusted so that they do not impact, either favourably or unfavourably, the assumptions made when the STIP targets were planned include: foreign exchange rates, fuel price and land sales, all of which were adjusted to reflect the original assumptions made in our 2019 budget. Consequently, Operating Income was adjusted downwards compared to our reported results which reduced the bonus payment.

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Assessing individual performance

Executives set individual performance objectives before the start of every financial year.

The individual performance factor is based on the executive’s performance against those objectives and other pre-defined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role, including operational management, safety, financial and other objectives.

Each objective has a minimum, target and maximum. The individual performance factor ranges from 0% to 200%.

2019 individual performance factor

The individual performance factor
for the CEO has a cap, so his
individual performance factor
cannot exceed the corporate
performance factor.

This ensures the payout factor for
the CEO aligns with the CEO’s
overall responsibility for CP’s
performance.

Keith Creel	155%
Nadeem Velani	175%
John Brooks	175%
Laird Pitz	150%
Mark Redd	150%
Robert Johnson	150%

The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee.

See the profiles beginning on page 44 to read about each executive’s individual performance in 2019.

Compensation Committee Discretion

The Compensation Committee has developed principles for the use of discretion. Adjustments should not relieve management from the consequences of their decision making. Adjustments should also neither reward nor penalize management for decisions on discretionary transactions, events outside their control (such as foreign exchange rates and fuel prices that are beyond the assumptions used in the planning process) or transactions outside normal corporate planning and budgeting.

As a result, the Compensation Committee can reduce the corporate performance factor for any executive officer as it deems appropriate, as long as it follows the principles. The Board can also use its discretion to adjust the targets and payouts up or down, following the principles set out by the Compensation Committee. The Compensation Committee did not exercise any such discretion in 2019.

Long-term incentive plan

Long-term incentive awards focus executives on medium and longer-term performance to create sustainable shareholder value.

Target awards are set based on the competitive positioning of each executive’s compensation and the practices of companies in our peer group in order to attract and retain experienced railroad executives with highly specialized skills.

	Performance share units (60%)	Stock options (40%)
What they are	• notional share units that vest at the end of three years based on absolute and relative performance and the price of our shares	• right to buy CP shares at a specified price in the future
Payout	• cliff vest at the end of three years based on performance against three pre-defined financial and market metrics • no guarantee of a minimum payout	• vest 25% every year beginning on the anniversary of the grant date • expire at the end of seven years • only have value if our share price increases above the exercise price

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	Performance share units (60%)	Stock options (40%)
Dividend equivalents	• earned quarterly and compound over the three-year period	• do not earn dividend equivalents
Restrictions	• must meet minimum level of performance • performance multiplier is capped for exceptional performance	• cannot be exercised during a blackout period
If the executive retires

•  must give three months’ notice

•  award continues to vest and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

• must give three months’ notice • options continue to vest, but expire five years after the retirement date or on the normal expiry date, whichever is earlier

Stock options are usually granted in January immediately after the fourth quarter financial statement blackout period ends, while performance share units (PSUs) are awarded in February after the Compensation Committee has reviewed the year-end financial results in detail.

Grants are also made for special situations like retention or new hires. Special grants can include PSUs, RSUs, DSUs or stock options. These grants are made on the first Tuesday of the month following approval. If we are in a blackout period, the grant is made after the blackout has been lifted.

Non-Compete and Non-Solicitation

CP is mindful that the demand for experienced and talented railroaders is high, particularly those with backgrounds in precision scheduled railroading. To manage near-term retention risk, the company’s long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

Non-compete and non-solicitation provisions will apply if a recipient fails to comply with certain commitments for a two-year period following the end of employment.

2019 long-term incentive awards

To determine the appropriate value of long-term incentive grants provided to the NEOs, the Compensation Committee considers the practices of our comparator group and external market data, as well as internal factors including executive retention, dilutive impact and long-term value creation.

The table below shows the 2019 long-term incentives awarded to the NEOs.

Target as a % of base salary
Keith Creel	500%
Nadeem Velani	275%
John Brooks	225%
Laird Pitz	200%
Mark Redd	225%
Robert Johnson	225%

Effective January 1, 2019, Mr. Creel’s long-term incentive target was increased to 600% of his base salary; however, consistent with Mr. Creel’s 2016 employment agreement, his 600% LTI target has been reduced by 100% until the end of 2021 to fund an upfront performance grant that he received in 2017. Therefore, his target was 500% of his base salary in 2019.

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	2019 long-term
	incentive	Allocation
	award	Performance share units		Stock options
	(grant value) ($)	($)	(#)	($)	(#)

Keith Creel	9,512,269	5,870,208	21,901	3,642,061	54,202
Nadeem Velani	2,531,053	1,552,110	5,788	978,943	16,313
John Brooks	1,893,801	1,196,771	4,465	697,030	10,453
Laird Pitz	1,313,416	810,534	3,024	502,882	7,484
Mark Redd	959,877	604,824	2,167	355,053	5,293
Robert Johnson	1,643,916	1,014,508	3,785	629,408	9,367

Notes:

•	See the summary compensation table on page 59 for details about how we calculated the grant date fair values of the PSUs and stock options. Both were calculated in accordance with FASB ASC Topic 718.
•	The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2019 average exchange rate of $1.3269.
•	On February 14, 2019, additional stock options were granted to Mr. Brooks as a result of his promotion to Executive Vice-President.
•	On September 3, 2019, additional PSUs and stock options were granted to Mr. Redd as a result of his promotion to Executive Vice-President.

Performance share units

PSU awards focus executives on achieving medium-term goals within a three-year performance period.

The Board sets performance measures, thresholds and targets at the beginning of the performance period.

The number of units that vest is based on our performance over the three-year period. We must achieve threshold performance on a measure, otherwise the payout factor for that measure is zero and a portion of the award is forfeited. If performance is exceptional on a measure, the Board may approve a payout of up to 200%.

PSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares.

The award is paid out in cash based on the number of units that are earned and the average closing share price for the 30 trading days prior to the end of the performance period on the TSX or NYSE, as applicable. The award may be paid out in shares purchased on the open market, on the CEO’s recommendation, using the after-tax value.

2019 PSU awards

The performance period for the 2019 PSU awards is January 1, 2019 to December 31, 2021. In 2019, CP returned to measuring total shareholder return (TSR) performance based on the Class 1 Railways and the S&P TSX 60 Index from the S&P Road and Rail Index and the S&P TSX Capped Industrial Index. The Class 1 Railways align us more closely to our industry peers. Additionally, the S&P TSX 60 Index is a more common benchmark for the broader investment community and a more widely recognized index than the S&P TSX Capped Industrial Index.

Performance will be assessed against the measures in the table below. Awards will be prorated if results fall between threshold and exceptional.

2019 PSU performance measures	Why the measure is important	Threshold (50%)	Target (100%)	Exceptional (200%)	Weighting
PSU three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	Focuses executives on the effective use of capital as we grow Ensures shareholders’ capital is employed in a value-accretive manner	15.3%	16%	16.4%	70%
Total shareholder return Measured over three years. The percentile ranking of CP’s TSX Compound Annual Growth Rate (CAGR) relative to the companies that make up the S&P/TSX 60	Compares our TSR on the TSX to the broader S&P/TSX60 to reflect our progress relative to the Canadian market Aligns long-term incentive compensation with long-term shareholder interests	25th percentile	50th percentile	75th percentile	15%
Total shareholder return Measured over three years. The ordinal ranking of CP’s NYSE CAGR relative to the Class 1 Railroads	Compares our TSR on the NYSE to the publicly traded Class 1 Railroads to ensure we are competitive against our primary competitors. Aligns long-term incentive compensation with long-term shareholder interests	4th	3rd	1st	15%

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At the end of the three-year performance period, the starting point for determining relative TSR will be the 10-day average closing share price of our shares on the appropriate index prior to January 1, 2019 and the closing point will be the 10-day average closing share price of our shares on the appropriate index prior to January 1, 2022. TSR is adjusted over the period to reflect dividends paid. The payout multiplier is interpolated if our performance falls between 50% and 200%. If results are below the threshold level for any of the performance measures, units for that specific measure will be forfeited.

The table below shows the details of the 2019 annual PSU award grant.

	Grant value ($)	# of PSUs	Grant price
Keith Creel	5,870,208	21,901	US$202.00 (NYSE)
Nadeem Velani	1,552,110	5,788	$268.16 (TSX)
John Brooks	1,196,771	4,465	US$202.00 (NYSE)
Laird Pitz	810,534	3,024	US$202.00 (NYSE)
Mark Redd	432,874 171,950	1,615 552	US$202.00 (NYSE) US$234.76 (NYSE)
Robert Johnson	1,014,508	3,785	US$202.00 (NYSE)

Notes:

On September 3, 2019, additional PSUs were granted to Mr. Redd as a result of his promotion to Executive Vice-President.

The grant value of the PSU awards based on the NYSE trading price have been converted to Canadian dollars using a 2019 average exchange rate of $1.3269. We calculated the number of PSUs to be granted to each executive by dividing the grant value by the theoretical value of a PSU (using the Willis Towers Watson binomial lattice model methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant.

Stock options

Stock options focus executives on longer term performance. Options have a seven-year term and vest 25% each year beginning on the anniversary date of the grant. The grant price is the last closing price of our common shares on the TSX or the NYSE on the applicable the grant date. Options only have value for the holder if our current share price increases above the grant price.

2019 stock option awards

The table below shows the details of the 2019 annual stock option award grant.

	Grant value ($)	# of options	Grant price
Keith Creel	3,642,061	54,202	US$205.31 (NYSE)
Nadeem Velani	978,943	16,313	$271.50 (TSX)
John Brooks	502,881 194,149	7,484 2,969	US$205.31 (NYSE) US$202.00 (NYSE)
Laird Pitz	502,882	7,484	US$205.31 (NYSE)
Mark Redd	268,508 86,545	3,996 1,297	US$205.31 (NYSE) US$234.76 (NYSE)
Robert Johnson	629,408	9,367	US$205.31 (NYSE)

Notes:

•	On February 14, 2019, additional stock options were granted to Mr. Brooks as a result of his promotion to Executive Vice-President.
•	On September 3, 2019, additional options were granted to Mr. Redd as a result of his promotion to Executive Vice-President.

The grant value of the stock option awards based on the NYSE trading price have been converted to Canadian dollars using a 2019 average exchange rate of $1.3269.

We calculated the number of options to be granted to each executive by dividing the grant value by the theoretical value of an option (using the Willis Towers Watson binomial option pricing methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant.

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About the stock option plan

The management stock option incentive plan (the stock option plan) was introduced in October 2001.

Stock options awarded on or after January 1, 2017 have a seven-year term. If the expiry date falls within a blackout period, the expiry date will be extended to 10 business days after the end of the blackout period date. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

Regular stock options granted before 2017 expire 10 years from the date of grant and generally vest 25% each year over four years, beginning on the anniversary of the grant date.

The table below sets out the limits for issuing options under the plan:

As a % of the number of shares outstanding
Maximum number of shares that may be reserved for issuance to insiders as options	10%
Maximum number of options that may be granted to insiders in a one-year period	10%
Maximum number of options that may be granted to any insider in a one-year period	5%
As a % of the number of shares outstanding at the time the shares were reserved
Maximum number of options that may be granted to any person	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our potential dilution at the end of 2019 was 1.8%. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares continues to be capped, at the discretion of the Board, at 7%.

The option grant price is the last closing market price of shares on the grant date on the TSX or the NYSE (for grants after December 15, 2014 depending on the currency of the grant).

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

(as at December 31)	2017	2018	2019
Number of options granted	369,980	282,125	224,730
Weighted number of shares outstanding	145,863,318	142,885,817	138,771,939
Burn rate	0.25%	0.20%	0.16%

The table below shows the options outstanding and available for grant from the Stock Option Plan as at December 31, 2019.

	Number of options/shares	Percentage of outstanding shares
Options outstanding (as at December 31, 2019)	1,416,346	1.03%
Options available to grant (as at December 31, 2019)	1,098,707	0.80%
Shares issued on exercise of options in 2019	260,267	0.19%
Options granted in 2019	224,730	0.16%

Since the launch of the stock option plan in October 2001, a total of 18,078,642 shares have been available for issuance under the plan and 15,563,589 shares have been issued through the exercise of options.

We do not provide financial assistance to option holders to facilitate the purchase of shares under the stock option plan.

Additional information

There is a double trigger on options so that if there is a change of control and only if an option holder is terminated without cause, all of his or her stock options will vest immediately according to the change in control provisions in the stock option plan.

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If an employee retires, the options continue to vest and expire on the original expiry date or five years from retirement, whichever is earlier.

If an employee is terminated without cause, the employee has six months to exercise any vested options. If the employee resigns, the employee has 30 days to exercise any vested options. If an employee is terminated with cause, all options are cancelled.

Options will continue to vest and expire on the scheduled expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following his or her death and may be exercised by the holder’s estate.

Options can only be assigned to the holder’s family trust, holding corporation or retirement trust, or a legal representative of an option holder’s estate or a person who acquires the option holder’s rights by bequest or inheritance.

The CEO, the Chair of the Board and the Compensation Committee chair have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award. In 2019, the Compensation Committee authorized a pool of 50,000 options for allocation by the CEO, who granted 19,456 options to 13 employees to recognize performance and for retention.

Making changes to the stock option plan

The Board can make the following changes to the stock option plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the stock option plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

The Board has made two amendments to the stock option plan since it was introduced in 2001:

•

on February 28, 2012, the stock option plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed; and

•

on November 19, 2015, the stock option plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

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Payout of 2017 PSU award

On December 31, 2019, the 2017 PSU grant for the period of January 1, 2017 to December 31, 2019 vested and was paid out on February 7, 2020. The NEOs received a payout of 193% on the award, which includes dividends earned up to the payment date. The table below shows the difference between the actual payout value and the grant value for each NEO.

2017 grant value(2017 PSU award+Dividend equivalents)x2017 PSU performance factorxMarket share price=PSU value($)(# of units)(# of units)(0-200%)($)Keith Creel4,407,78822,294680193%US$245.0114,138,889Nadeem Velani782,3953,903119193%$323.562,517,052John Brooks428,4422,16766193%US$245.011,374,360Laird Pitz394,2371,99461193%US$245.011,264,578Mark Redd367,3491,85857193%US$245.011,178,305Robert Johnson958,7054,849148193%US$245.013,075,226

Closing market share price is calculated on days when both the TSX and NYSE markets are open. For Mr. Velani, the market share price was calculated using $323.56, the average 30-day closing price of our shares prior to December 31, 2019 on the TSX. For Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson, the market share price was US$245.01, the average 30-day closing price of our shares prior to December 31, 2019 on the NYSE, and the value of these shares were converted to Canadian dollars using the year-end exchange rate of $1.2988. For comparability, for Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson, the 2017 grant value was converted using an exchange rate of $1.2986.

How we calculated the 2017 PSU performance factor

The PSU performance factor for the three-year period from January 1, 2017 to December 31, 2019 is 193%, as shown in the table below. The payout value has been calculated in accordance with the terms of the PSU plan and the 2017 award agreement.

PSU measures	Threshold (50%)	Target (100%)	Maximum (200%)	PSU result	Weighting	PSU performance factor
3 Year Average Adjusted Return on Invested Capital(1)	14.5%	15%	15.5%	15.9%	60%	200%
TSR to S&P/TSX Capped Industrial Index	25th percentile	50th percentile	75th percentile	80th percentile	20%	200%
TSR to S&P 1500 Road and Rail Index	25th percentile	50th percentile	75th percentile	66.7th percentile	20%	167%
PSU performance factor						193%
(1)	Adjusted Return on Invested Capital is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 54-62 of CP’s Annual Report on Form 10-K for the year ended December 31, 2019.

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KEITH E. CREEL  PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Creel was appointed as President and Chief Executive Officer (CEO) on January 31, 2017, a planned transition that had been in place since he was recruited to CP in February 2013 as President and Chief Operating Officer (COO). Prior to joining CP, Mr. Creel had a very successful operating career that began in 1992 at Burlington Northern as a management trainee in operations and eventually led to his becoming the EVP and COO at CN in 2010. Mr. Creel obtained a Bachelor of Science in marketing from Jacksonville State University and has completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the U.S. Army during which time he served in the Persian Gulf War.

The end of 2019 marked Mr. Creel’s third year as our President and CEO. This past year, Mr. Creel was focused on developing people, driving safety improvements and pursuing continued sustainable, profitable growth. Mr. Creel was recognized by Institutional Investor as a member of the 2020 All-Canada Executive Team and was ranked as the top CEO in the Capital Goods/Industrials sector.

2019 individual performance

CP’s purpose is to deliver transportation solutions that connect North America and the world. By doing this safely and efficiently, we create long-term, sustainable value for our shareholders and the broader economy.

We remain grounded in the foundations of precision scheduled railroading. We operate safely, optimize assets, control costs, provide service and develop people. From our multi-year strategic and business plans to our daily operations and sales and marketing playbooks, everything we do is driven by, and tested against, our purpose, our values and the foundations of precision scheduled railroading.

In 2019, Mr. Creel focused on the following key areas:

Developing people

In 2019, Mr. Creel championed the roll out of CP’s three core values of accountability, diversity and pride and appointed a Chief Culture Officer to help sustain and improve its industry-best culture. He also spent considerable time across the CP network engaging face-to-face with CP employees, including joining his senior operating team for three CEO town halls.

This past year, he led the development and launch of an employee perspective survey to gather actionable data regarding management employee satisfaction and engagement and oversaw the seamless transition of CP’s operating team due to the retirements of Robert Johnson (Executive Vice-President Operations) and Tony Marquis (Senior Vice-President Operations East).

Developing leaders internally is essential to CP’s continued success. That commitment is evidenced by Mr. Creel’s continued leadership on CP’s Coaching Capability Program, designed for high-potential managers to expand their leadership skills and create a deep bench of talent at CP. The company also continued its executive coaching program for existing and future leaders to receive one-on-one coaching and a customized development program from a certified executive coach.

Mr. Creel also led CP’s first executive leadership forum. The forum focused on furthering the development of thought leadership and employee performance potential.

Under Mr. Creel’s leadership, 2019 also saw CP release its first ever diversity and inclusion report, numerous panel discussions involving senior leadership focused on the advancement of women at CP, and CP being named the fourth overall Military Friendly® employer in the United States.

Driving safety improvements

For the 14th year in a row, CP had the lowest FRA-reportable train accident frequency of any North American Class 1 railway. That said, safety is not about a destination, but a constant journey.

Mr. Creel led the initiative to increase the weighting on CP’s safety measure within our STIP, reinforcing CP’s commitment to safety. Under his leadership, CP continues to highlight the Home Safe program, which empowers all employees to begin a safety conversation, regardless of seniority or position, in the workplace and at home. This program, along with a personal commitment from each of CP’s employees, has led to a 20% reduction in personal injury rate since its inception.

This past year, CP also hosted its first Safety Awards for Excellence gala, celebrating outstanding employee safety leadership.

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Driving sustainable, profitable growth

Under Mr. Creel’s leadership, CP was able to achieve its highest-ever revenues and lowest-ever yearly operating ratio in 2019. This is a result of the company’s disciplined approach to sustainable, profitable growth - a plan rooted in the foundations of precision scheduled railroading.

Despite challenging macroeconomic conditions, revenues increased 7 percent to a record $7.79 billion. Diluted earnings per share (EPS) increased 30 percent to a record $17.69 from $13.61 and adjusted diluted EPS(1) rose 13 percent to a record $16.44 from $14.51.

As a result of Mr. Creel’s efforts and leadership, CP led the industry in volume growth and revenue growth for a second consecutive year.

In 2019, CP realized gains in intermodal, automotive, forest products, and energy, chemicals and plastics. Across all lines of business, there were key contract wins throughout the year that set CP up well for 2020 and beyond.

Mr. Creel spearheaded CP’s efforts to extend its reach through various initiatives in 2019 including the acquisition of the Central Maine & Quebec Railway and the opening of new compounds and transload terminals across the CP network.

Additionally, this past year Mr. Creel held several meetings with a broad range of external stakeholders, including investors, Indigenous Peoples, industry associations, government, regulators, customers and policy makers. He also met regularly with current and prospective shareholders at industry conferences, at CP’s headquarters, and at shareholder offices across Canada, the United States and Europe.

With Mr. Creel at the helm, the company remains focused on safely harnessing our network capacity to provide unique solutions that leverage our network strengths and superior service.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below shows the compensation awarded to Mr. Creel for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	1,538
Variable
Short-term incentive	2,979
Long-term incentive
- PSUs	5,870
- Stock options	3,642
Total direct compensation	14,029
Total target direct compensation	11,147
Notes: Salary is the actual amount received in the year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.3269.

Salary

Mr. Creel’s salary was increased to US$1,158,750 in 2019.

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2019 Short-term incentive

Based on our 2019 corporate performance and the board’s assessment of his individual performance, Mr. Creel received a cash bonus of $2,978,994 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%155%x 25%(0-200%)(0-200%)1,537,545125%2,234,245744,7492,978,994

His year-end salary and the 2019 STIP award were paid in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019.

2019 Long-term incentive

Mr. Creel received annual 2019 long-term incentive awards with a total grant value of $9,512,269, 100% of his target award. The grant was allocated as 60% PSUs and 40% stock options.

Realized and realizable pay

The value of Mr. Creel’s incentive compensation is based on our performance over the period and, for the long-term incentive, our share price when the awards vest.

The graph below shows the three-year average of Mr. Creel’s granted and realized and realizable pay from 2017 to 2019.

Notes:

Summary compensation table: average of salary earned, actual cash bonus received, and long-term incentives granted (using the grant date fair value from 2017 to 2019 as disclosed in the summary compensation table on page 59). The compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.3269 for 2019, $1.2957 for 2018 and $1.2986 for 2017.

Realized and realizable pay: average of salary earned, actual cash bonus received, the value of long-term incentive awards that have vested or been exercised, and the estimated current value of unvested long-term incentive awards granted from 2017 to 2019.

•

the value of vested 2017 PSUs paid in February 2020 was calculated using the 30-day average trading price of our shares prior to December 31, 2019 of US$245.01 on the NYSE with a performance multiplier of 1.93 and includes dividends earned up to the payment date.

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•

the value of unvested 2018 and 2019 PSUs are based on the closing price of our shares on December 31, 2019 of US$254.95 on the NYSE with a performance multiplier of 1.0. PSUs include reinvestment of additional units received as dividend equivalents

•	the value of unvested/unexercised stock options is based on the closing price of our shares on December 31, 2019 of US$254.95 on the NYSE
•

the compensation figures for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3269 for 2019, $1.2957 for 2018 and $1.2986 for 2017.

•	the value of any realized and realizable PSUs and Stock Options have been converted into Canadian dollars using the 2019 year-end exchange rate of $1.2988
•	The up-front performance stock options grant received in 2017 is included in realizable pay

We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in our shares on the first trading day of the period, assuming reinvestment of dividends to show a meaningful comparison of shareholder value.

Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2019. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in CP shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

(in CAD $‘000)				Value of $100
	Compensation awarded ($)	Realized and realizable value of compensation as at December 31, 2019 ($)	Period	Keith Creel ($)	Shareholder ($)
2017	18,780,304	48,994,522	Jan 1, 2017 to Dec 31, 2019	260.88	178.55
2018	11,491,066	14,640,604	Jan 1, 2018 to Dec 31, 2019	127.41	147.41
2019	14,029,129	15,318,711	Jan 1, 2019 to Dec 31, 2019	109.19	138.38

Mr. Creel’s compensation awarded is as disclosed in the summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2986 for 2017, $1.2957 for 2018 and for $1.3269 for 2019. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2019 year-end exchange rate of $1.2988.

Equity ownership (at February 28, 2020)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
6x	9,616,608	1,166,073	10,666,164	11,832,237	7.38x

Mr. Creel has met his share ownership requirements. Values are based on US$248.77, the closing price of our shares on the NYSE on February 28, 2020 and have been converted using an exchange rate of $1.3429.

2020 Compensation

The Compensation Committee, in collaboration with Kingsdale, reviewed Mr. Creel’s compensation relative to our Class 1 Railroad peers. Through this benchmarking, it was determined that Mr. Creel’s long-term incentive target was considerably below the median. Effective January 1, 2020, Mr. Creel received a 3% increase in base salary, and his long-term incentive target became 660% of his base salary. Consistent with Mr. Creel’s 2016 employment agreement, his 660% long-term incentive target has been reduced by 100% (to a total of 560% each year) until the end of 2021 to fund an upfront performance grant that he received in 2017.

(1)	Adjusted diluted EPS is a non-GAAP measure. Non-GAAP measures are defined and reconciled on pages 54-62 of CP’s Annual Report on Form 10-K for the year ended December 31, 2019.

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NADEEM S. VELANI   EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Velani was appointed Vice-President and Chief Financial Officer (CFO) on October 18, 2016 and was appointed Executive Vice-President and Chief Financial Officer on October 17, 2017. Mr. Velani is a key member of the senior management team responsible for the long-term strategic direction of the Company. Other responsibilities include financial planning, reporting and accounting systems, as well as pension, treasury, investor relations and tax functions.

Mr. Velani joined CP in March 2013 and most recently served as Vice-President Investor Relations. Prior to CP, Mr. Velani spent approximately 15 years at CN where he worked in a variety of positions in financial planning, sales and marketing, investor relations and the Office of the President and CEO.

2019 individual performance

The CEO assessed Mr. Velani’s performance against his individual performance objectives. In 2019, Mr. Velani: executed the company’s strategic multi-year plan to drive sustainable profitable growth; championed company-wide leadership development including as Chair of CP’s Leadership Development Steering Committee; improved the forecasting and budgeting process to help align resources in a volatile macro-economic environment, and continued to implement CP’s pension asset management strategy. Mr. Velani also delivered on CP’s financial principles, including a capital allocation strategy to support robust, long-term shareholder returns.

Mr. Velani was recognized by Institutional Investor as a member of the inaugural 2020 All-Canada Executive Team. He was ranked as the top CFO in the Capital Goods/Industrials sector as voted on by buy-side analysts, money managers and sell-side researchers. Mr. Velani was assessed as exceeding his individual performance objectives for the year.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below is a summary of the compensation awarded to Mr. Velani for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	751
Variable
Short-term incentive	1,096
Long-term incentive
- PSUs	1,552
- Stock options	979
Total direct compensation	4,378
Total target direct compensation	3,538

Salary

Mr. Velani’s salary was increased to US $566,500 in 2019. His salary was paid in Canadian dollars based on a foreign exchange rate of $1.3432.

2019 short-term incentive

Based on our 2019 corporate performance and the CEO’s assessment of his individual performance, Mr. Velani received a cash bonus of $1,095,729 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%175%x 25%(0-200%)(0-200%)760,92390%796,116299,6131,095,729

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2019 long-term incentive

Mr. Velani received annual 2019 long-term incentive awards with a total grant value of $2,531,053, 100% of his target award. The grant was allocated as 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2020)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	2,363,511	204,541	2,373,218	2,577,759	3.27x

Mr. Velani has met his share ownership requirements. Values are based on $332.67, the closing price of our common shares on the TSX on February 28, 2020.

2020 Compensation

A comprehensive market review was conducted to assess Mr. Velani’s compensation relative to our peer group median. It was determined that Mr. Velani’s total direct compensation was below the market median. Therefore, effective January 1, 2020, his long-term incentive target was increased to 300% of base salary from 275%. He also received a 6% increase in base salary effective February 1, 2020.

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JOHN K. BROOKS  EXECUTIVE VICE-PRESIDENT AND CHIEF MARKETING OFFICER

Mr. Brooks was appointed Executive Vice-President and Chief Marketing Officer (CMO) on February 14, 2019. During the financial year ended December 31, 2018, Mr. Brooks was CP’s Senior Vice-President and Chief Marketing Officer.

During Mr. Brooks’ sales and marketing career he has held senior responsibilities in all lines of business, including coal, chemicals, merchandise products, grain and intermodal. He began his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. Mr Brooks was Vice-President of Marketing at the DM&E prior to it being acquired by CP in 2007.

In the role of CMO, Mr. Brooks is responsible for CP’s business units and leading a group of highly capable sales and marketing professionals across North America. In addition, Mr. Brooks is responsible for strengthening partnerships with existing customers, generating new opportunities for growth, enhancing the value of the company’s service offerings and developing strategies to optimize CP’s book of business.

2019 individual performance

The CEO assessed Mr. Brooks’ performance in 2019 against his individual performance objectives, which included the ongoing development and organization of the sales and marketing team, revenue growth, improving the quality of revenue, customer relationships and network development by expanding our reach through new market offerings, transloads and short lines and enhancing our product offering. Throughout 2019, Mr. Brooks was also focused on proactive customer engagement which included: measuring customer experience, hosting a customer advisory council, hosting meetings of short line railroads and transload operators, recognizing customers through initiatives such as our safe shipper awards and the new grain elevator of the year award. In addition, Mr. Brooks leads his team in the development, measurement and presentation of CP’s annual and multi-year business plan. Mr. Brooks was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below is summary of the compensation awarded to Mr. Brooks for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	670
Variable
Short-term incentive	829
Long-term incentive
- PSUs	1,197
- Stock options	697
Total direct compensation	3,393
Total target direct compensation	2,782
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.3269.

Salary

Effective February 14, 2019, Mr. Brooks was promoted to Executive Vice-President and Chief Marketing Officer. His salary was increased to US$525,000.

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2019 short-term incentive

Mr. Brooks’ annual bonus target was prorated to 74.4% of his base salary in 2019 to reflect his time at the new target associated with his promotion. Based on our 2019 corporate performance and the CEO’s assessment of his individual performance, Mr. Brooks received a cash bonus of $829,259 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%175%x 25%(0-200%)(0-200%)696,62374.40%602,509226,750829,259

His year-end salary and the 2019 STIP award were paid in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019.

2019 long-term incentive

Mr. Brooks’ long-term incentive target was increased to 225% of his annual salary. He received 2019 long-term incentive awards with a total grant value of $1,893,801 which included a top up stock option grant received in February 2019 with a grant value of $194,149 to bring him to the Executive Vice-President level. The grants were allocated as 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2020)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	2,220,821	692,832	615,076	1,307,908	1.77x

Mr. Brooks is on track to meet his share ownership requirements by February 2024. Values are based on US$248.77, the closing price of our shares on the NYSE on February 28, 2020 and have been converted using an exchange rate of $1.3429.

2020 Compensation

Mr. Brooks was promoted to Executive Vice-President and Chief Marketing Officer on February 14, 2019. Commensurate with his promotion and supplemented by a competitive market review, effective January 1, 2020, his short-term incentive target was increased to 90% of his base salary from 75% and his long-term incentive target was increased to 275% of base salary from 225%. He also received a 5% increase in base salary effective February 1, 2020.

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LAIRD J. PITZ  SENIOR VICE-PRESIDENT AND CHIEF RISK OFFICER

Mr. Pitz was promoted to Senior Vice-President and Chief Risk Officer in October of 2017. This was part of the overall realignment of the risk and insurance functions for succession purposes, and to retain Mr. Pitz for the necessary development of the succession candidates. He is responsible for all aspects of risk-management in Canada and the U.S., including police services, casualty and general claims, environmental risk, field safety and systems, operational regulatory affairs and training, disability management and forensic audit investigations. Mr. Pitz joined CP on April 2, 2014, as Vice-President of Security and Risk Management.

Mr. Pitz, a Vietnam War veteran and former FBI special agent, is a 40-year career professional who has directed strategic and operational risk-mitigation, security and crisis-management functions for companies operating in a wide range of fields including defense, logistics and transportation.

2019 individual performance

The CEO assessed Mr. Pitz’s performance in 2019 against his individual performance objectives, which focused on the development of succession candidates in risk mitigation and safety and sustainability; and managing risk and reducing liability in several key areas: safety, environmental, insurance, police, security, casualty management, damage prevention, regulatory, operating practices, forensic and disability management. Under Mr. Pitz’s leadership, CP has made significant progress in mitigating its overall risk and liability, while supporting sustainable growth including the following results in 2019: $88 million cost control of monetary exposure; evaluating our most significant environmental, social and governance topics impacting the company; securing an independent insurance portfolio to protect the company against uncertain insurable losses; executing a resilient emergency response and crisis preparedness practice; and improving CP’s safety culture through Home Safe initiatives and technical training programs resulting in a 4% reduction in FRA Personal Injury frequency to 1.42 (lowest in CP’s history) and industry leading FRA Train Accident frequency of 1.06. Mr. Pitz was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below is a summary of the compensation awarded to Mr. Pitz for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	529
Variable
Short-term incentive	571
Long-term incentive
- PSUs	811
- Stock options	503
Total direct compensation	2,414
Total target direct compensation	1,964
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.3269.

Salary

Mr. Pitz’s salary was increased to US$400,000 in 2019.

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2019 short-term incentive

Based on our 2019 corporate performance and the CEO’s assessment of his individual performance, Mr. Pitz received a cash bonus of $571,230 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%150%x 25%(0-200%)(0-200%)530,76070%431,906139,324571,230

His year-end salary and 2019 STIP award were made in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019.

2019 long-term incentive

Mr. Pitz also received 2019 annual long-term incentive awards with a total grant value of $1,313,416, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2020)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
2x	1,106,550	25,724	1,485,075	1,510,799	2.73x

Mr. Pitz has met his share ownership requirements. Values are based on US$248.77, the closing price of our shares on the NYSE on February 28, 2020 and have been converted using an exchange rate of $1.3429.

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MARK A. REDD  EXECUTIVE VICE-PRESIDENT OPERATIONS

Mr. Redd was appointed Executive Vice-President Operations effective September 1, 2019. Mr. Redd oversees the 24/7 operations of CP’s network including those teams responsible for network transportation, operations, mechanical, engineering, procurement and labour relations.

Mr. Redd brings to his role considerable leadership experience in rail operations and safety excellence.

Mr. Redd joined CP in October 2013. In April 2016, he was appointed Vice-President Operations Western Region, and was promoted to Senior Vice-President Operations Western Region in February 2017. Prior to these roles, he was General Manager Operations U.S. West and General Manager Operations Central Division. He was named CP’s 2016 Railroader of the Year.

Mr. Redd began his railroading career at Midsouth Rail in Jackson, Mississippi, as a brakeman and conductor, before moving to Kansas City Southern (KCS) as an engineer. Throughout his over 20 years at KCS, Mr. Redd held a variety of leadership positions in network and field operations, including Vice-President Transportation where he oversaw key operating functions in the U.S. and Mexico. During this time, he also served as the Chairman of the operating board for the Port Terminal Railroad Association in Houston, Texas.

2019 individual performance

The CEO assessed Mr. Redd’s performance in 2019 against his individual performance objectives. Mr. Redd focused on transitioning his leadership team which included delivering world class service to our customers by executing CP’s precision scheduled railroading model, leading CP’s safety efforts, and continuing to develop his team in the area of technical and leadership skills at all levels. Aligning his team through collaboration while maintaining healthy constructive tension within the teams has allowed the operations department to excel in supporting CP’s five foundations. Mr. Redd promoted and advanced CP’s Home Safe efforts which resulted in the lowest personal injury rates and frequency in the history of CP. Decreased cycle times for bulk trains yielded record results in several commodity groups for carload and tonnage moved. Mr. Redd’s persistent focus on precision scheduled railroading has improved operating efficiencies, proven by CP’s industry-leading third quarter results and positioning the company well in the fourth quarter and into 2020. Mr. Redd was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below is a summary of the compensation awarded to Mr. Redd for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	491
Variable
Short-term incentive	593
Long-term incentive
- PSUs	605
- Stock options	355
Total direct compensation	2,044
Total target direct compensation	2,218
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.3269.

Salary

Effective September 1, 2019, Mr. Redd was promoted to Executive Vice-President Operations. His salary was increased to US$425,000 effective the same date.

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2019 short-term incentive

Mr. Redd’s annual bonus target was prorated to 68.34% of his base salary in 2019 to reflect his time at the new target associated with his promotion. Based on our 2019 corporate performance and the CEO’s assessment of his individual performance, Mr. Redd received a cash bonus of $592,539 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%150%x 25%(0-200%)(0-200%)563,93368.34%448,018144,521592,539

His year-end salary and 2019 STIP award were made in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019.

2019 long-term incentive

Mr. Redd’s long-term incentive target was increased to 225% of his annual salary. He received 2019 annual long-term incentive awards with a total grant value of $959,877. This included a top up PSU and stock option grants received in September 2019 with a grant value of $258,495 to bring him to the Executive Vice-President level. The grant was allocated as 60% PSUs and 40% stock options.

Equity ownership (at February 28, 2020)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	1,797,807	291,791	721,813	1,013,604	1.69x

Mr. Redd is on track to meet his share ownership requirements by September 2024. Values are based on US$248.77, the closing price of our shares on the NYSE on February 28, 2020 and have been converted using an exchange rate of $1.3429.

2020 Compensation

Mr. Redd was promoted to Executive Vice-President Operations on September 1, 2019. In continuing his progression towards the market median, effective January 1, 2020, his short-term incentive target will be increased to 80% of his base salary from 75% and his long-term incentive target will be increased to 250% of base salary from 225%. He also received a 5% increase in base salary effective February 1, 2020.

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ROBERT A. JOHNSON   RETIRED EXECUTIVE VICE-PRESIDENT OPERATIONS

On September 30, 2019, Mr. Johnson retired from CP after an impressive railroading career that spanned more than three decades. Mr. Johnson was appointed as Executive Vice-President Operations in April 2016. In this role, Mr. Johnson had overall operational responsibility for CP’s rail network, including aspects of operational safety, service, engineering and mechanical services in both Canada and the U.S. with a focus on train performance and overall fluidity of the network.

Prior to this appointment, Robert was CP’s Senior Vice-President Operations, Southern Region. Mr. Johnson’s railroad career spans over 37 years. He spent 32 of those years with BNSF where he held successively more responsible roles in operations, transportation, engineering and service excellence. His most recent position at BNSF was General Manager, Northwest Division, overseeing day-to-day operations for that region.

2019 individual performance

The CEO assessed Mr. Johnson’s performance for the first nine months of 2019 against his individual performance objectives in the areas of people development, safety and operational efficiency. During 2019, Mr. Johnson focused on people development and succession planning which included the development of a deep operating bench as well as identifying and advancing his own successor. He led double digit improvements in retention of train & engine management staff and conductors. Throughout 2019, Mr. Johnson continued to promote and advance CP’s Home Safe efforts which resulted in a two percent improvement in personal injury rates in the first nine months of the year. In addition, Mr. Johnson drove improvements in asset utilization across the network. His persistent focus on CP’s trip plan compliance resulted in record third quarter Trip Plan compliance. Mr. Johnson was assessed as having exceeded his overall individual performance objective.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2019 compensation

The table below is summary of the compensation awarded to Mr. Johnson for 2019.

Compensation (in CAD $‘000)	2019
Fixed
Base earnings	478
Variable
Short-term incentive	524
Long-term incentive
- PSUs	1,015
- Stock options	629
Total direct compensation	2,646
Total target direct compensation	2,433
Notes: Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year of $1.3269.

Salary

Mr. Johnson’s salary was increased to US$458,350 in 2019. His salary was prorated for the portion of the year in which he was employed.

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2019 short-term incentive

Mr. Johnson retired as Executive Vice-President Operations effective September 30, 2019. His 2019 cash bonus is reflective of the portion of the year which he was employed. Based on our 2019 corporate performance and the CEO’s assessment of his individual performance, Mr. Johnson received a cash bonus of $523,969 for 2019, calculated as follows:

Year EndSalary ($)XTargetshort-termincentiveX[Corporateperformancefactor ($)+Individualperformancefactor ($)]=2019short-termincentive ($)(as a % ofbase salary)155%x 75%150%x 25%(0-200%)(0-200%)608,18575%396,172127,797523,969

His year-end salary and the 2019 STIP award were made in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.3269 for 2019.

2019 long-term incentive

Mr. Johnson received 2019 long-term incentive awards with a total grant value of $1,643,916, 100% of his target award. The grant was allocated as 60% PSUs and 40% stock options.

Equity ownership

At the time of his retirement, Mr. Johnson had met his share ownership requirements.

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Share performance and cost of management

The graph below shows the total shareholder return of $100 invested in CP shares compared to the two major market indices over the last five years ending December 31, 2019 assuming reinvestment of dividends.

CP shares have outperformed the S&P/TSX Composite Index and the S&P 500 index over the last five years. The graph shows that significant shareholder value continues to be generated as the total direct compensation paid to our NEOs has declined and stabilized with our new team. Our share price on the TSX was $176.73 at the beginning of the performance period (US$127.60 on the NYSE) compared to $331.03 at the end of 2019 (US$254.95 on the NYSE), a growth in share appreciation of 87.3%. Our total shareholder return over the same five-year period was 94.9%, assuming reinvestment of dividends.

The total compensation value for NEOs as disclosed in the summary compensation table is 0.4% of our total revenues of $7.79 billion for 2019.

at December 3120152016201720182019CP TSR (C$)100.00109.16132.22156.79194.90CP TSR (US$)100.00112.68145.73143.03207.87S&P/TSX Composite Index (C$)100.00121.08132.09120.36147.89S&P 500 Index (US$)100.00109.54130.81122.65158.07TDC ($ thousands)35,48531,79627,47122,21027,352

Notes:

•	Total direct compensation is the total compensation awarded to the NEOs, as reported in the summary compensation table in prior years.
•	In years where there were more than five NEOs, we used the following to calculate total direct compensation in the table above:
•	2019: Keith Creel, Nadeem Velani, John Brooks, Laird Pitz and Mark Redd
•	2018: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and John Brooks
•	2017: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and Jeffrey Ellis
•	2016: Hunter Harrison, Nadeem Velani, Keith Creel, Robert Johnson and Laird Pitz
•	2015: Hunter Harrison, Mark Erceg, Keith Creel, Laird Pitz and Mark Wallace
•

Mr. Harrison, Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson, were paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.3269 for 2019, $1.2957 for 2018, $1.2986 for 2017, $1.3248 for 2016 and $1.2787 for 2015

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows compensation for our six NEOs for the three fiscal years ended December 31, 2019. Mark Redd succeeded Robert Johnson as Executive Vice-President Operations effective September 1, 2019.

All of the NEOs except Mr. Velani were paid in U.S. dollars. Their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.3269 for 2019, $1.2957 for 2018 and $1.2986 for 2017.

					Non-equity Incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share-based awards ($)	Option-based awards ($)	Annual incentive plans	Long-term incentive plans	Pension values ($)	All other compensation ($)	Total compensation ($)
Keith E. Creel	2019	1,537,866	5,870,208	3,642,061	2,978,994	-	566,343	554,930	15,150,402
President and Chief	2018	1,453,595	4,369,757	2,519,163	3,148,551	-	452,209	543,332	12,486,607
Executive Officer	2017	1,436,594	4,407,788	10,516,630	2,419,292	-	398,894	926,402	20,105,600
Nadeem S. Velani	2019	751,099	1,623,980	978,943	1,095,729	-	214,043	59,250	4,723,044
Executive Vice-President	2018	666,946	1,199,385	688,327	1,032,596	-	138,925	57,680	3,783,859
and Chief Financial Officer	2017	451,355	806,073	202,650	490,763	-	101,027	49,523	2,101,391
John K. Brooks	2019	670,235	1,240,804	697,030	829,259	-	254,186	66,651	3,758,165
Executive Vice-President	2018	499,384	424,798	244,922	602,177	-	166,898	61,456	1,999,635
and Chief Marketing Officer	2017	436,359	428,442	125,582	420,251	-	144,378	59,567	1,614,579
Laird J. Pitz	2019	529,378	810,534	502,882	571,230	-	104,830	45,606	2,564,460
Senior Vice-President	2018	482,486	444,139	256,132	560,593	-	87,126	42,346	1,872,822
and Chief Risk Officer	2017	457,901	394,237	228,694	435,601	-	82,361	41,137	1,639,931
Mark A. Redd	2019	491,307	642,177	355,053	592,539	-	96,231	214,626	2,391,933
Executive Vice-President	2018	440,209	832,824	562,059	510,812	-	78,942	283,124	2,707,970
Operations	2017	415,321	367,349	179,664	391,637	-	69,989	66,582	1,490,542
Robert A. Johnson	2019	478,386	1,014,508	629,408	523,969	-	121,175	79,573	2,847,019
Retired Executive Vice-	2018	572,808	950,363	547,936	778,392	-	105,825	63,858	3,019,182
President Operations	2017	564,891	958,705	556,073	597,372	-	114,037	54,819	2,845,897

Notes:

Salary

Represents salary earned during the year. Salary differs from annualized salary because annual increases generally go into effect on April 1 and both Mr. Brooks and Mr. Redd received a promotion in 2019. Mr. Velani’s salary is set in U.S. dollars and was paid in Canadian dollars based on a foreign exchange rate of $1.3432.

Share-based awards

PSUs were granted on February 14, 2019. The February 14, 2019 grant date accounting fair value of the awards shown in the Summary Compensation table is $268.16 per share, granted with reference to the TSX or US$202.00 per share granted with reference to the NYSE.

On September 3, 2019, additional PSUs and options were granted to Mr. Redd as a result of his promotion to Executive Vice-President. The grant date accounting fair value of this PSU award for Mr. Redd was $234.76 on the NYSE. The grant date accounting fair value of the awards are in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 20, 2020 for more details.

We value our PSUs using the Willis Towers Watson binomial lattice model methodology. Using this methodology, the grant date expected fair value on February 14, 2019 was $217.21 on the TSX and US$163.62 on the NYSE, and, on September 3,

2020 MANAGEMENT PROXY CIRCULAR  59

2019, the grant date expected fair value was US$190.16 on the NYSE. The Willis Towers Watson expected life binomial methodology for the PSUs are calculated based on the following assumptions:

Assumptions	Willis Towers Watson expected life binomial valuation
TSX / NYSE
Term	3 years
Vesting Schedule	3 year cliff
Payout Range % (threshold-target-max)	50-100-200
Risk of Forfeiture	5%
PSU Value (as a % of grant price)	81%

Mr. Velani’s, Mr. Brooks’ and Mr. Redd’s amounts include the value of matching DSUs granted in 2019.

Option awards

Stock options were granted on January 25, 2019. The grant date fair value of stock option awards granted to each NEO has been calculated in accordance with FASB ASC Topic 718: Compensation—Stock Compensation. We used the Black-Scholes option-pricing model (with reference to the shares underlying the options). The grant date accounting fair value of the awards shown in the Summary Compensation table shown respectively with reference to the TSX and NYSE are $60.01 or US$50.64 for the January 25, 2019 grant. Additional options were granted to Mr. Brooks on February 14, 2019 and Mr. Redd on September 3, 2019 to bring them to the Executive Vice-President level. The grant date accounting fair value on the NYSE is US$49.28 for the February 14, 2019 grant and US$50.29 for the September 3, 2019 grant, both were in reference to the NYSE. See Incentive plan awards on page 63 for details about the 2019 awards. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 20, 2020 for more details.

To calculate the number of options that an executive receives, we use Willis Towers Watson’s expected life binomial methodology which is fundamentally similar to the methodology used to determine the accounting fair value; however, some of the underlying assumptions are different. For example, the binomial methodology assumes a slightly lower historical volatility, a higher risk-free rate and includes a discount to account for vesting restrictions.

The grant price on January 25, 2019 was $271.50 on the TSX with an underlying value of $54.30 and was US$205.31 on the NYSE with an underlying value of US$47.22. The grant price on February 14, 2019 was US$202.00 on the NYSE with an underlying value of US$46.46. The grant price on September 9, 2019 was US$234.76 on the NYSE with an underlying value of US$53.99. The Willis Towers Watson expected life binomial methodology for the stock options are calculated based on the following assumptions:

Assumptions	Willis Towers Watson expected life binomial valuation
	NYSE	TSX
Option Term	7 years	7 years
Vesting Schedule	4 year pro-rated	4 year pro-rated
Expected Life	4.75 years	4.75 years
Dividend Yield (1-year historical)	1.00%	0.99%
Volatility (3-year daily)	24.0%	21.7%
Risk-free Rate (yield curve)	2.5 - 3.1%	2.0 - 2.5%
Risk of Forfeiture	5%	5%
Stock Option Value (as a % of grant price)	23%	20%

Non-equity incentive plan compensation

Cash bonus earned under our short-term incentive plan for 2019 and paid in February 2020. In respect of their short-term incentive compensation, Mr. Velani, Mr. Brooks and Mr. Redd each elected to receive part of their 2019 bonus in DSUs.

Pension value

Mr. Creel and Mr. Velani participate in the Canadian defined contribution plan (DC plan) and in the defined contribution supplemental plan (DC SERP).

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Mr. Creel, Mr. Pitz, Mr. Redd and Mr. Johnson participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan.

Mr. Brooks participates in the CP Pension Plan for U.S. Management Employees.

See Retirement plans on page 67 for more details.

All other compensation

The NEOs also receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2019. The values in the table have been converted to Canadian dollars using the 2019 average exchange rate of $1.3269.

	Perquisites						Other compensation
Name	Personal use of company aircraft ($)	Auto benefits ($)	Housing allowance ($)	Financial and tax planning ($)	Additional medical ($)	Club benefits ($)	401K match ($)	Employer share purchase plan match ($)	Tax Assistance ($)	Total ($)
Keith Creel	413,422	28,704	17,056	33,173	1,353	23,647	7,165	30,410	-	554,930
Nadeem Velani	-	33,177	-	-	-	11,200	-	14,872	-	59,249
John Brooks	-	26,251	-	-	2,610	14,861	9,658	13,271	-	66,651
Laird Pitz	-	22,543	-	-	-	14,861	8,203	-	-	45,607
Mark Redd	-	36,594	-	-	2,510	14,861	7,626	9,728	143,305	214,624
Robert Johnson	-	53,148	-	-	-	14,861	9,616	1,949	-	79,574

Notes:

Use of company aircraft

The value is calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As an executive of a Calgary-based company, enabling the CEO to visit his family in the United States is an important retention tool. Non-corporate use of the corporate jet has been limited to family visits and limited to the CEO only.

Auto benefits

Includes a company-leased vehicle and reimbursement of related operating costs as well as taxable reimbursement of auto benefits for eligible vehicles. Upon retirement on September 30, 2019, Mr. Johnson received his vehicle as a gift from CP. His auto benefits include the value of the vehicle and the lease payments for the time he was employed in 2019.

Housing allowance	The incremental cost to provide reasonable accommodation for Mr. Creel in Calgary.
Financial and tax planning	For Mr. Creel, financial and tax planning services according to his current employment contract.
Additional medical

CP encourages executives to participate in the executive medical program. Under the U.S. medical benefits plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only additional services for the executive medical are paid for by CP. In Canada, executive medicals are not covered under any general benefit plan.

Club memberships	Included in the perquisites program available to all senior executives.
401K plan	Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson also receive matching contributions to the 401k plan.
ESPP match

Includes company contributions to the employee share purchase plan (ESPP). The NEOs participate in the ESPP on the same terms and using the same formulas as other participants. See page 66 to read more about the ESPP.

Tax assistance

As a U.S. employee relocating to CP’s head office in Canada, Mr. Redd was provided with tax assistance to minimize the tax implications of his cross-border employment on his base salary and any STIP payment up to target. All other income was taxed at full Canadian tax rates. Mr. Redd’s tax assistance is an estimate for 2019. Effective with his promotion to Executive Vice President, Mr. Redd is no longer eligible for tax assistance.

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Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms as described in the compensation discussion and analysis and include an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees and modest perquisites.

As of the date of this proxy circular, all of our NEOs have a two-year non-compete, non-solicitation agreement tied to their CP employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate jet for business commuting and family visits within North America
•	non-disclosure, non-solicitation covenants
•	severance provisions as described on page 70
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2019. See Long-term incentive plan beginning on page 37 for more information about our stock option and share-based awards.

		Option-based awards					Share-based awards
Name	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Keith Creel	31-Jan-2014	39,900	168.84	31-Jan-2024	6,471,381
	24-Jul-2014	47,940	210.32	24-Jul-2024	5,786,837
	23-Jan-2015	33,910	175.92	23-Jan-2025	3,480,664
	22-Jan-2016	55,250	116.80	22-Jan-2026	9,913,464
	20-Jan-2017	33,884	150.99	20-Jan-2024	4,575,128
	1-Feb-2017	18,762	151.14	1-Feb-2024	2,529,651
	1-Feb-2017	177,225	151.14	1-Feb-2024	23,894,968
	22-Jan-2018	43,148	185.85	22-Jan-2025	3,872,407
	25-Jan-2019	54,202	205.31	25-Jan-2026	3,494,535
	6-Feb-2013					DSU			10,546,127
	21-Feb-2017					PSU			14,138,889
	15-Feb-2018					PSU	18,621	6,166,051
	14-Feb-2019					PSU	22,068	7,307,316
Total		504,221			64,019,035		40,689	13,473,367	24,685,016
Nadeem Velani	2-Apr-2013	2,310	126.34	2-Apr-2023	472,834
	31-Jan-2014	1,820	168.84	31-Jan-2024	295,186
	23-Jan-2015	1,539	218.78	23-Jan-2025	172,753
	22-Jan-2016	2,927	165.74	22-Jan-2026	483,804
	20-Jan-2017	4,644	201.49	20-Jan-2024	601,584
	22-Jan-2018	13,260	231.66	22-Jan-2025	1,317,646
	25-Jan-2019	16,313	271.50	25-Jan-2026	971,113
	26-Feb-2014					DSU			223,781
	19-Feb-2015					DSU			113,220
	24-Feb-2017					DSU	124	41,083	164,332
	22-Feb-2019					DSU	270	89,402	357,609
	21-Feb-2017					PSU			2,517,052
	15-Feb-2018					PSU	5,304	1,755,752
	14-Feb-2019					PSU	5,832	1,930,622
Total		42,813			4,314,920		11,530	3,816,859	3,375,994
John Brooks	1-Apr-2012	2,850	75.71	1-Apr-2022	727,662
	7-Dec-2012	2,345	97.70	7-Dec-2022	547,159
	22-Feb-2013	1,900	119.18	22-Feb-2023	402,515
	31-Jan-2014	1,440	168.84	31-Jan-2024	233,554
	23-Jan-2015	2,506	175.92	23-Jan-2025	257,226
	22-Jan-2016	4,340	116.80	22-Jan-2026	778,723
	20-Jan-2017	2,610	150.99	20-Jan-2024	352,411
	22-Jan-2018	4,195	185.85	22-Jan-2025	376,489
	25-Jan-2019	7,484	205.31	25-Jan-2026	482,512
	14-Feb-2019	2,969	202.00	14-Feb-2026	204,182
	6-Sep-2012					DSU			334,073
	22-Feb-2019					DSU	166	54,816	219,265
	21-Feb-2017					PSU			1,374,360
	15-Feb-2018					PSU	1,810	599,421
	14-Feb-2019					PSU	4,499	1,489,757
Total		32,639			4,362,433		6,475	2,143,994	1,927,698
Laird Pitz	22-Jan-2016	1,808	116.80	22-Jan-2026	324,408
	20-Jan-2017	2,376	150.99	20-Jan-2024	320,815
	22-Jan-2018	3,290	185.85	22-Jan-2025	295,268
	25-Jan-2019	7,484	205.31	25-Jan-2026	482,512
	19-Feb-2015					DSU			592,133
	23-Feb-2016					DSU			876,230
	21-Feb-2017					PSU			1,264,578
	15-Feb-2018					PSU	1,893	626,713
	14-Feb-2019					PSU	3,047	1,008,964
Total		14,958			1,423,003		4,940	1,635,677	2,732,941

2020 MANAGEMENT PROXY CIRCULAR  63

		Option-based awards					Share-based awards
Name	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Mark Redd	1-Apr-2014	1,380	166.16	1-Apr-2024	227,521
	23-Jan-2015	1,256	175.92	23-Jan-2025	128,921
	22-Jan-2016	2,042	116.80	22-Jan-2026	366,394
	20-Jan-2017	3,734	150.99	20-Jan-2024	504,177
	22-Jan-2018	4,015	185.85	22-Jan-2025	360,335
	20-Jul-2018	5,280	194.97	20-Jul-2025	411,323
	25-Jan-2019	3,996	205.31	25-Jan-2026	257,632
	3-Sep-2019	1,297	234.76	3-Sep-2026	34,011
	19-Feb-2015					DSU			144,884
	22-Feb-2019					DSU	140	46,499	185,998
	21-Feb-2017					PSU			1,178,305
	15-Feb-2018					PSU	1,733	573,813
	20-Jul-2018					PSU	1,708	565,642
	14-Feb-2019					PSU	1,627	538,848
	3-Sep-2019					PSU	554	183,289
Total		23,000			2,290,314		5,762	1,908,091	1,509,187
Robert Johnson	22-Jan-2016	2,061	116.80	22-Jan-2026	369,804
	20-Jan-2017	5,778	150.99	20-Jan-2024	780,164
	22-Jan-2018	7,038	185.85	22-Jan-2025	631,640
	25-Jan-2019	9,367	205.31	25-Jan-2026	603,913
	24-Jun-2013					DSU			1,879,575
	27-Feb-2018					DSU			213,756
	21-Feb-2017					PSU			3,075,226
	15-Feb-2018					PSU	4,050	1,341,032
	14-Feb-2019					PSU	3,814	1,262,873
Total		24,244			2,385,521		7,864	2,603,905	5,168,557

Notes:

Options

In general, regular options granted before 2017 vest 25% each year for four years beginning on the anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards expire 7 years from the grant date.

Mr. Redd received a performance option grant on July 20, 2018 for retention purposes. His 2018 performance option grant will become exercisable on July 20, 2021 upon the achievement of the pre-determined performance criteria at the end of the fiscal year ending December 31, 2020 and will expire 7 years from the grant date.

All exercise prices for grants received prior to 2015 are shown in Canadian dollars. With respect to Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson, exercise prices for option awards that were granted in 2015 or later are shown in U.S. dollars. All of Mr. Velani’s exercise prices are shown in Canadian dollars.

Value of unexercised in-the-money options at 2019 year-end

Based on $331.03, our closing share price on the TSX on December 31, 2019. For all the NEOs, except Mr. Velani, option awards made in 2015 or later have been valued based on US$254.95, our closing share price on the NYSE on December 31, 2019 and converted into Canadian dollars using a year-end exchange rate of $1.2988.

Mr. Creel was awarded 177,225 performance stock options on February 1, 2017. These options will vest on February 1, 2022 provided certain performance metrics are achieved. The amount reflects the market value of these performance stock options based on US$254.95, our closing share price on the NYSE on December 31, 2019 and converted into Canadian dollars using a year-end exchange rate of $1.2988.

For Mr. Velani, the value of unvested PSUs and DSUs is based on $331.03, our closing share price on the TSX on December 31, 2019.

For Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson: the value of PSUs or DSUs is based on US$254.95, our closing share price on the NYSE on December 31, 2019, converted into Canadian dollars using a year-end exchange rate of $1.2988.

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PSUs assume a payout at target (100%) for the 2018 and 2019 grants. The 2017 PSU value reflects a payout at 193% on the award which includes dividends earned up to the payment date.

Vested and unvested DSU awards are deferred and cannot be redeemed until the executive leaves the company.

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was earned in 2019.

Name	Option-based awards - value vested during the year ($)	Share-based awards - value vested during the year ($)	Non-equity incentive plan compensation - value earned during the year ($)
Keith Creel	2,679,271	14,138,889	2,978,994
Nadeem Velani	256,072	2,778,742	1,095,729
John Brooks	185,799	1,529,295	829,259
Laird Pitz	309,653	1,353,851	571,230
Mark Redd	133,500	1,309,733	592,539
Robert Johnson	462,290	3,075,226	523,969

Notes:

Option-based awards – value vested during the year

Option-based awards include the aggregate dollar value that would have been realized if the options were exercised on the date of vest. It is calculated as the difference between the closing price (on each of the stock option vest dates in 2019) and the exercise price, converted to Canadian dollars where applicable using the exchange rate on the vest date.

Share-based awards – value vested during the year

The value includes DSUs that have vested during the year and are valued as of the vest date and converted to Canadian dollars where applicable, as well as the 2017 PSU value which vested at 193% on December 31, 2019.

The 2017 PSU value realized on vesting is calculated by multiplying the number of shares acquired on vesting by $323.56, the average 30-day trading price of our shares prior to December 31, 2019 on the TSX for Mr. Velani, and US$245.01 on the NYSE for Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson, converted to Canadian dollars using the year-end exchange rate of $1.2988 and by multiplying that product by the achieved performance factor.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the NEOs in 2019.

Name	Number of options exercised and sold	Option exercise price ($)	Value realized ($)
Keith Creel (1)	59,325	115.78	12,770,437
	53,350	119.18	11,301,402
John Brooks (2)	900	51.17	234,697
	3,200	65.06	787,706
Laird Pitz	4,584	175.92	393,199
	3,618	116.80	585,031
	2,377	150.99	276,409
	1,097	185.85	77,370
Mark Redd	1,410	168.84	205,910
Robert Johnson (3)	3,640	129.54	669,053
	5,870	168.84	845,179
	5,198	175.92	397,230
	6,183	116.80	953,444
	5,779	150.99	630,239
	2,347	185.85	147,957

Notes:

(1)	Mr. Creel exercised his 2013 options that would be expiring in the next three years.
(2)	Mr. Brooks exercised his 2010 and 2011 options that would be expiring in 2020 and 2021 respectively.
(3)	Robert Johnson retired September 30, 2019 and exercised all of his vested options upon retirement.

2020 MANAGEMENT PROXY CIRCULAR  65

Value realized is calculated using the actual market price of the shares acquired upon exercise of the respective options less the exercise price for those options. All values are displayed in Canadian dollars. The value for exercised options which were granted on the NYSE have been converted to Canadian dollars using the exchange rate applicable on the date of exercise.

Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2019. These include the issuance of securities upon exercise of options outstanding under the stock option plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 340,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,416,346	199.12	1,438,707
Equity compensation plans not approved by security holders	-	-	-
Total	1,416,346	199.12	1,438,707

See page 40 to read more about the stock option plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2019, available on our website (investor.cpr.ca/financials), and on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Employee Share Purchase Program (ESPP)

CP’s ESPP is available to all employees and provides the opportunity to purchase voting shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between 1% and 10% of their base salary to the ESPP every pay period. CP provides a 33% match on the first 6% of non-unionized and specified unionized employees’ contributions, which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CP match.

As of December 31, 2019, approximately 45% of employees participated in the ESPP.

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Retirement plans

Canadian pension plans

Mr. Creel and Mr. Velani participated in our DC plan in 2019.

Participants contribute between 4% and 6% of their earnings depending on their age and years of service, and the company contributes between 4% and 8% of earnings. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($27,230 for 2019).

Defined contribution plan

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	1,262,991	543,653	2,041,957
Nadeem Velani	455,364	214,043	774,411

Mr. Creel and Mr. Velani also participate in the DC SERP, a non-registered plan that provides benefits in excess of the Income Tax Act (Canada) limits for the DC Plan. Specifically, the DC SERP provides a company contribution equal to 6% of a participant’s base salary and annual bonus. Company contributions vest after two years and employees do not contribute to the DC SERP.

U.S. retirement plans

Our U.S. retirement program has five elements:

•	a qualified defined benefit pension plan which provides automatic employer contributions (closed plan);
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code limits (US$225,000 for 2019);
•	a voluntary qualified 401(k) plan with employer match;
•	a qualified defined contribution plan which provides automatic employer contributions; and
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$280,000 for 2019).

CP Pension Plan for U.S. Management Employees (closed plan)

CP sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension (Supplemental Pension Plan) for earnings in excess of the Internal Revenue Service (IRS) compensation limits in the Basic DB Plan, which provides retirement benefits in excess of the benefits payable from the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5% up to the Tier 1 Railroad Retirement Board limit and 1.25% in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under the Basic DB Plan and the Supplemental Pension Plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

Mr. Brooks participated in the Basic DB Plan and Supplemental Pension Plan in 2019.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Name	At December 31, 2019	At age 65	At year end ($)	At age 65 ($)
John Brooks	11.17	27.25	109,679	267,571	571,271	254,186	258,866	1,084,323

Notes:

The values in the table have been converted to Canadian dollars using the 2019 average exchange rate of $1.3269.

The closing present value of the defined benefit obligation is based on Mr. Brooks’ $109,679 accrued benefit assumed to be paid at age 65. The present value was determined using a discount rate of 3.15% and mortality adjusted actuarial assumptions.

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401(k) plan

Individuals can make pre-tax or post-tax (Roth) contributions to the 401(k) plan subject to limitations imposed by the IRS in the U.S. The company provides a matching contribution of 50% on the first 6% of eligible earnings. All contributions vest immediately.

U.S. Salaried Retirement Income Plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution amount equal to 3.5% of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the IRS in the U.S. These amounts are included in the summary compensation table under All other compensation.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides an additional company contribution equal to 6% of eligible earnings without regard to the limitations imposed by the IRS. In the U.S., eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the U.S. Internal Revenue Code, an additional 3.5% contribution is made. Company contributions cliff vest at the end of three years.

Mr. Creel, Mr. Pitz, Mr. Redd and Mr. Johnson participated in the U.S. DC SERP in 2019.

The table below shows the U.S. Salaried Retirement Income Plan and U.S. DC SERP account information in 2019.

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	841,702	22,690	1,045,509
Laird Pitz	267,437	104,830	406,946
Mark Redd	126,699	96,231	246,286
Robert Johnson	401,049	121,175	518,583

Notes:

•	The values in the table have been converted to Canadian dollars using the 2019 average exchange rate of $1.3269.

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or a portion of their short-term incentive by receiving it as DSUs in the year the bonus is actually paid, which they could receive a 25% match on. The deferred amount, including the match, cannot exceed the amount needed to meet the requirement. The amount is converted to bonus DSUs using the average market price of a CP common share for the 10 trading days immediately before December 31 of the applicable performance year. The matching units vest after three years.

The Board approved amendments of the Senior Executives Deferred Share Unit Plan (DSU Plan) in May 2019 to further assist senior executives in meeting their ownership requirements by allowing future PSUs to be converted into DSUs, which are subject to the same performance conditions as the corresponding PSU grant. The Performance Share Unit Plan (PSU Plan) was also amended similarly. The PSU Plan permits the eligible executives to elect in respect of their future conditional rights to PSUs prior to the start of the performance period in order to maximize their opportunity to reach ownership levels.

To defer any compensation, elections must be made by June 30th of the calendar year prior to the new fiscal year.

The table below shows the number of DSUs outstanding and their value based on our closing share price on December 31, 2019.

	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2019 ($)
Keith Creel	0	31,849	31,849	10,546,129
Nadeem Velani	394	2,595	2,989	989,449
John Brooks	166	1,671	1,837	608,284
Laird Pitz	0	4,434	4,434	1,468,226
Mark Redd	140	999	1,139	377,156
Robert Johnson	0	6,322	6,322	2,093,398

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We valued the outstanding DSUs using $331.03, our closing share price on the TSX on December 31, 2019 for Mr. Velani, and US$254.95, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.2988 for Mr. Creel, Mr. Brooks, Mr. Pitz, Mr. Redd and Mr. Johnson.

DSUs are redeemed for cash six months after the executive retires or leaves the company, or up until the end of the following calendar year for Canadian-resident executives. U.S.-resident executives who participate in the DSU Plan must redeem their DSUs after the six-month waiting period to be in compliance with U.S. tax regulations. We use the average market price of a share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum.

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Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018, that include non-competition, non-solicitation and confidentiality restrictions. Mr. Velani, Mr. Brooks, Mr. Pitz and Mr. Redd are subject to the same terms as all other employees for voluntary termination, retirement, termination for cause and change in control. However, Mr. Velani, Mr. Brooks, Mr. Pitz and Mr. Redd signed non-competition, non-solicitation agreements in 2018 and 2019 that also had confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Other NEOs: per legislative requirements	None
Short-term incentive	Forfeited	Award for current year is pro-rated to retirement date	Forfeited	Equal to the target award for severance period for Mr. Creel Other NEOs: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Pro-rated based on active service within the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited	Vested options are exercisable for six months following termination as well as any options that vest during the six-month period Performance stock options are forfeited	Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on resignation	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on resignation	None	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

The next table shows the estimated incremental amounts that would be paid to Mr. Creel if his employment had been terminated without cause on December 31, 2019. There is no extra tax gross-up provision for any termination benefit.

		Severance payment
Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits ($)	Value of vesting of options and equity-based awards ($)	Payable on termination without cause ($)
Keith Creel	24	3,009,969	3,762,461	-	41,912	12,642,454	19,456,796

Notes:

•	Other benefits include the value of accelerated vesting of shares purchased under the ESPP
•

Value of vesting of options and equity-based awards is the value of stock options vesting within six months following termination in accordance with our stock option plan, and the prorated value as of the termination date of PSU awards. It is based on $331.03, our closing share price on the TSX on December 31, 2019 and US$254.95, the closing price of our shares on the NYSE, converted into Canadian dollars using a year-end exchange rate of $1.2988.

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CP is one of Canada’s oldest and most recognizable companies. We take pride in our historic legacy, our role as a business leader, and our reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of CP’s investors, employees and other stakeholders.

Where to find it

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GOVERNANCE AT CP

CP has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the CSA in National Policy 58-201 Corporate Governance Guidelines and the TSX, the SEC and the NYSE.

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States.

The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes annual reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the four Board committees.

CP’s corporate governance principles and guidelines are available on our website (investor.cpr.ca/governance).

About the Board

The Board has ultimate authority to make decisions about CP, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing CP’s business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Our governing documents state that the Board must have a minimum of five and a maximum of 20 directors. Shareholders elect directors for a term of one year at the annual meeting. The Board may also appoint directors between shareholder meetings if an increase in board size is warranted or to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website at investor.cpr.ca/governance.

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including industry knowledge, financial and accounting expertise, strategic planning, human resources, executive compensation experience and risk management – all of which are critical to understanding and addressing the business challenges facing CP. The Board is also diverse by gender, age, cultural heritage and ethnicity and geography to generate different perspectives and opinions for healthy discussion and debate. The Board is comprised of five women and six men, including one visible minority male board member; six members are Canadians and five are Americans. The Canadian directors come from British Columbia, Alberta, Ontario and Quebec. The American directors come from Missouri, Illinois and Florida. One of the directors, the President and CEO, is a military veteran.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties, not to limit its authority. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board’s terms of reference are included in the appendix to this proxy circular. The committee terms of reference can be found on our website at investor.cpr.ca/governance.

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Structure

The Board represents Company, shareholder and other stakeholder interests and has four standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

•

Audit and Finance Committee – assists in overseeing the disclosure of financial statements and information derived from the financial statements, including the review and integrity of the financial statements; the integrity and quality of our financial reporting and internal controls; our compliance with applicable legal and regulatory requirements; the qualifications, independence, engagement, compensation and performance of the external auditor; and the performance of our internal audit function.

•

Corporate Governance and Nominating Committee – monitors and assesses the functioning of the Board and committees, develops and implements good corporate governance practices, and identifies qualified director candidates and recommends director nominees for election to the Board.

•

Management Resources and Compensation Committee – oversees the development and approval of our compensation philosophy, strategy and program design. The Compensation Committee promotes performance behaviour through compensation plans that balance risk and incentive rewards, while taking into consideration independent data and market practices. The Compensation Committee also establishes performance objectives, conducts performance evaluations of certain senior officers and oversees succession planning.

•

Risk and Sustainability Committee – oversees our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems, and the long-term sustainability model for the conduct of our business.

Committee membership is reviewed annually after the new Board is elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2019, see the committee reports beginning on page 20.

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The table below sets out committee membership as at February 28, 2020:

Director	Independent	Audit and Finance	Corporate Governance and Nominating	Management Resources and Compensation	Risk and Sustainability
John Baird	✓		✓		✓
Isabelle Courville (Board Chair)	✓	✓	✓	✓	✓
Keith Creel
Jill Denham	✓	✓			✓
Edward Hamberger	✓	✓			✓
Rebecca MacDonald	✓		✓ (Chair)	✓
Edward Monser	✓	✓		✓
Matthew Paull	✓			✓ (Chair)	✓
Jane Peverett	✓	✓ (Chair)	✓
Andrea Robertson	✓		✓	✓
Gordon Trafton	✓		✓		✓ (Chair)

Mr. Creel is not a member of any Board committees because he is President and CEO.

Other directors are invited to attend meetings of the other committees on which they do not sit. Committee meetings are scheduled sequentially to allow attendance. In 2019, directors attended meetings of the committees on which they sit and all directors also attended all meetings of committees on which they do not sit.

The Board meets regularly and also holds unscheduled meetings as needed.

In 2019, the Board held meetings in February, May, July, September, October and December. In addition, the Board held one unscheduled meeting in October.

Starting in 2020, Board meetings are scheduled for January, April, September and October. There are additional telephonic meetings scheduled in February and July. Committee meetings are scheduled at the same time as Board meetings.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

It reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to CP and our subsidiaries. In 2019 and 2020, the Board determined that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE and the CSA. Mr. Creel is not independent because of his position as President and CEO.

The Board has also confirmed that each member of the Audit and Finance Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of NI 52-110 audit committees.

Independent Board Chair

The Board Chair and Chief Executive Officer are separate roles at CP. Our current Chair of the Board, Isabelle Courville, is an independent director and has served as our Chair since May 7, 2019. Ms. Courville has been a director of CP since May 1, 2013.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

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We have a formal written mandate that sets out the key responsibilities of the Chair of the Board role, which includes, among other things:

•	establishing efficient and effective procedures to govern the Board’s operations and functions
•	developing a process for assessing the effectiveness of the Board and Board committees and the fulfillment of their mandates
•	collaborating with the CEO and committee chairs to set meeting agendas
•	conducting Board meetings in a manner that facilitates full participation of all directors
•	holding regular executive sessions of the Board without management present
•	ensuring directors have access to adequate resources and independent advisors
•	developing effective relationships between the Board and management.

A copy of the position description is available on our website at investor.cpr.ca/governance.

In camera and executive sessions

The independent members of the Board meet in camera, without management and non-independent members of the Board present, at each Board meeting, and had a total of five such meetings in 2019. Additionally, at each regularly scheduled meeting, the Board holds two in camera executive sessions: one that includes the President and CEO and one with only independent directors. The Audit and Finance Committee and the Compensation Committee include at least one in camera session of independent directors at the beginning and/or end of each meeting. The Governance Committee also meets in camera regularly. Time is also available at each meeting of the other standing committees of the Board to meet in camera. At each in camera session, the Chair of the Board or the Chair of the applicable committee presides over the executive session.

Independent advice

According to their terms of reference, the Board and each committee can retain independent financial, legal, compensation and other advisors. In 2019, the Governance Committee retained an independent board evaluator to assist in its annual board evaluation process.

Diversity

Diversity and inclusion is a priority focus area for CP. Diversity, along with accountability and pride are our key values. Our diversity & inclusion team with support from senior leadership is responsible for developing programs and initiatives to achieve our diversity commitments. We are continually working on programs and opportunities to ensure we are attracting, retaining and developing the best people and skill sets for CP. We are doing this by working collaboratively with our employees, communities along our rail network and with partner organizations. CP is also committed to increasing diversity throughout all levels of the organization, including in management, and has adopted a written diversity and inclusion policy for our employees. CP’s diversity and inclusion policy sets out CP’s commitment to identifying, hiring and nominating members of “designated groups” (being women, Aboriginal peoples, persons with disabilities and members of visible minorities, within the meaning set forth in the Employment Equity Act (Canada)) to positions throughout the organization. In addition to an employee diversity policy, CP’s Board of Directors has also recently adopted a Board diversity policy.

Board diversity

CP is a founding member of the Canadian Board Diversity Council, an organization dedicated to advancing diversity on Canadian Boards.

Under the Board diversity policy, recommendation of directors for election or appointment to the Board will be made based on balance of skills, background, experience and knowledge, taking into account diversity considerations, such as gender, age, ethnicity and different abilities. By using CP’s network of relationships including third party organizations that help identify diverse candidates, we will be able to identify potential candidates that are members of designated groups and recommend the most qualified nominees to the Board.

Diversity at CP

We are committed to increasing diversity throughout the organization and on our Board, and recognize diversity as a key CP foundation.

We are a founding member of the Canadian Board Diversity Council and a member of the 30% Club.

Women currently represent 45% of our Board members and two of four of our Board committees – the Audit and Finance Committee and the Corporate Governance and Nominating Committee – are chaired by female directors. A third committee, Risk and Sustainability, is chaired by a male director who is a visible minority.

You can find a copy of our diversity policy on our website (investor.cpr.ca/governance).

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The Governance Committee will review the Board diversity policy periodically to assess the Company’s progress against the policy’s objectives in order to ensure that it is being effectively implemented. This review will enable the Governance Committee to assess the effectiveness of the Board diversity policy.

We are proud of the current level of representation of members of designated groups on our Board and believe the Governance Committee and the Board are successfully addressing diversity. As such, the Board diversity policy does not establish any fixed targets regarding the representation of members of designated groups. Regarding the current diversity of the Board, five (45%) of this year’s 11 nominated directors are women (including the Chair of the Board and half of our committee chairs). While we have no Board members who are of Indigenous descent or members who are disabled, one of our male Board members and current chair of our Risk and Sustainability Committee, representing 9% of our Board is a member of a visible minority group. Accordingly, six of the 11 director nominees or the 54.5% of CP’s Board are members of designated groups. See page 88 for an overview of the Board’s skills and experience. The Board is also geographically diverse being composed of six Canadians, representing 55% of our Board and five Americans, representing 45% of our Board. One of our directors, the President and CEO, is a military veteran.

Leadership diversity

We are a member of the 30% Club, a leading international organization created with the aim of developing a diverse pool of talent for all businesses through the efforts of members who are committed to better gender balance at all levels of their organizations. In an effort to increase the transparency and disclosure associated with CP’s focus on diversity, we introduced a new set of corporate values, which includes diversity. Further, in an effort to increase the transparency associated with our focus on diversity, the company took the following additional steps in 2019 and early in 2020. We published a new sustainability report containing expanded diversity and workforce disclosure; we participated in the Workforce Disclosure Initiative for the second consecutive year and we published our inaugural diversity and inclusion report. We have also adopted a written diversity and inclusion policy for all of our employees, including management.

In addition to our written employee diversity and inclusion policy, our diversity and employment equity initiatives encourage the advancement of women and others with diverse backgrounds throughout the organization. This program is designed to remove barriers at all levels of the workplace that can impede or prevent the inclusion of qualified individuals from designated groups and others from being considered for positions. These initiatives are comprehensive and meet the requirements under the Employment Equity Act (Canada).

CP was recently recognized by Canada’s Top 100 Employers as one of Alberta’s Top 75 Employers for 2020, and on March 6, 2020, as one of Canada’s Best Diversity Employers for 2020. CP was also named a Top 10 (fourth overall) Military Friendly® employer in the United States for 2020. Military Friendly® is the standard that measures an organization’s commitment, effort and success in creating sustainable and meaningful benefit for the military community that includes people in active duty, reserve, guard, veterans and military spouses. CP encourages veterans to pursue a career in the railway industry. In 2019, 8.1% of CP’s total hires were military service members.

Our employee diversity and inclusion policy does not establish any specific quotas or targets regarding the representation of designated groups or visible minorities in senior management positions, including executive officers (as that term is defined in Canadian and U.S. securities laws) as we are making significant progress on our various diversity initiatives described above. Currently, none of our executive officers are female or of Indigenous descent. One of our executive officers is a member of a visible minority community and two are United States military veterans. In addition, we continue to identify and develop women and members of other designated groups for higher level positions. At the rank of general manager and higher, women represent 17% of this employee group; visible minorities represent 9% of this group and persons with disabilities represent 2.5% of this group.

Mr. Creel and Mr. Chad Rolstad, Vice-President Human Resources and Chief Culture Officer continue to lead our efforts to increase diversity at the executive level and throughout the organization. With the increasing number of women, minorities and disabled persons in management, we are confident that our diversity and inclusion policy, the diversity and employment equity program and our succession planning will lead to more diversity in executive positions. We are also introducing new programs and tools to strengthen leadership and accountability, improve retention and outreach, and support the recruitment of other individuals from diverse designated groups. For example, CP is a patron member of the Canadian Council for Aboriginal Business and a committed member of the Progressive Aboriginal Relations program; a program that provides Indigenous communities with assurance that its member companies are good business partners, Indigenous-friendly employers

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and committed to prosperity in Indigenous communities. In addition, we have partnerships with various organizations including Women Building Futures, the Women’s Executive Network, the League of Railway Women and Women on Track, an internal support network for female employees at CP. Women on Track events bring together women and men at all levels of management within CP to hear guest speakers, participate in panel discussions and participate in networking opportunities in a collaborative and inclusive environment. In 2019, our Assistant Vice-President of Customer and Corporate Services, Pam Arpin, was named 2019 Railway Woman of the Year by the League of Railway Women. Also in 2019, General Manager of Operations, Pat Remillard, was awarded a Women in Rail Award from Railway Age Magazine.

You can read more about leadership development and succession planning on page 78, and our diversity initiatives on our website at sustainability.cpr.ca.

Serving on other Boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the

Board and the committees they are members of.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other Boards they sit on as part of the vetting process.

We consider an outside Board to be any Board of Directors of a public company other than Canadian Pacific Railway Limited or

Canadian Pacific Railway Company, our wholly owned subsidiary.

Overboarding

The Board considers a director to be “overboarded” if the time commitments required by sitting on other company boards affects their ability to meet their commitments to the CP Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Board will closely review any circumstances where a director or director candidate would sit on more than four public company boards. CP’s current policy is that directors can sit on no more than five public company boards (including CP).

The Board considers overboarding on a case by case basis:

•	the Chair of the Board and chair of the Governance Committee review potential overboarding before a director can accept another public company directorship.
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors are considered to be overboarded.

Audit and Finance Committee members

A member of the Audit and Finance Committee cannot serve on the audit committees of more than three public companies (including CP), unless the Board determines it will not affect the director’s ability to be an effective member of CP’s Audit and Finance Committee. None of the members of our Audit and Finance Committee currently serve on more than three public company audit committees.

Interlocks

Mr. Monser and Mr. Paull serve as directors on the board of Air Products & Chemicals Corporation. The Board and the Governance Committee are aware of the interlocking nature of these positions and have satisfied themselves that this does not pose any concerns over the independence of these directors because Air Products & Chemicals Corporation is not a competitor of CP.

Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year, typically in the summer or fall, for a strategic planning session with management. The strategic planning meeting also includes, in many cases, site visits.

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Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives, including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the strategic plan and monitors our performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent at least once a year.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on incentive compensation plans, performance objectives for senior officers and succession planning.

Risk oversight

The Board, with the assistance of the Risk and Sustainability Committee and its other committees, has overall responsibility for risk oversight.

This includes overseeing risks specifically related to our business operations, health, safety, security and the environment, including those relating to the implementation of business plans and opportunities, rail plans and disaster planning. This also includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

Unwavering commitment to safety

CP has long been an industry leader in rail safety and we have been steadfast in our commitment to the health, safety and security of our employees and the communities we serve.

The Risk and Sustainability Committee is responsible for overseeing safety-related matters.

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All four committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight
Audit and Finance	Oversees financial risks and contingent exposure that may have a material impact on the Company	Monitors risks that may have a material effect on financial disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures. Monitors our whistleblower regime.
Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking	Oversees risks relating to compensation, talent management, succession, labour relations, and the company’s health, morale and employee attitudes
Governance	Monitors the oversight of corporate governance risk and Board composition

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices

Oversees the process to determine the competencies, and personal qualities required for new directors to add value to CP

Risk and Sustainability	Oversees strategic and integrated risk practices, the robustness of safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

Reviews our strategic policies, practices and procedures, and management’s identification of our strategic risks and implementation of appropriate strategies to manage or mitigate such risks

Reviews the Company’s program to obtain appropriate insurance to mitigate or transfer risks

Reviews and monitors the Company’s cyber risk exposures and management’s implementation of appropriate strategies to manage such risks

Sustainability

Sustainability at CP is rooted in a long-standing legacy of building for the future. We recognize that integrating sustainability into our business processes is imperative to future growth and long-term success as an organization. As one of North America’s top-performing railways, we continue to innovate and advance practices to meet the evolving needs of all CP’s stakeholders, including employees, customers, shareholders, suppliers, communities and society.

In 2019, acknowledging the importance of sustainability to our business, and to our internal and external stakeholders, CP added the Risk and Sustainability board committee to support a clear governance structure for sustainability throughout the organization. Following this framework CP is able to effectively communicate and respond to emerging environmental, social and governance (ESG) topics, while proactively integrating sustainability principles into our business and strengthening sustainability goals and commitments.

CP’s recently published sustainability report and new website titled Sustainably Driven (sustainability.cpr.ca) embodies CP’s current management approach and commitment to sustainability. This initiative has evolved from the values guiding our business and reflects significant growth and change at CP during the past decade. Sustainably Driven provides a detailed review of CP’s sustainability management approach, performance and public reporting practices.

Key sustainability achievements highlighted within the report include:

Safety

•	In 2018, CP continued to lead as North America’s safest Class 1 railway with the lowest Federal Railroad Administration (FRA) reportable train accident frequency, for the 13th consecutive year.
•	CP achieved an 11 percent decrease in 2018 FRA-reportable employee personal injuries, compared to 2017.

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Operational Excellence

•

Transportation of freight by railway is a key component of the transition to the low-carbon economy in North America. On average transportation of freight by trains is four times more efficient than similar shipments by highway trucks, emitting 75 percent less greenhouse gas emissions in the process.

•

CP reduced fuel consumption and emissions, achieving its highest fuel efficiency to date, at year-end 2018; 16.4 percent lower than the North American Class 1 freight railway average. Since 1990, CP has improved fuel efficiency by 43 percent.

•

CP invested approximately $7 million in wastewater infrastructure capital over the course of 2018 to improve operational efficiencies, including commissioning two new industrial wastewater treatment plants constructed in Montreal and Winnipeg.

Social

•	CP celebrated the 20th anniversary of the CP Holiday Train. In 2018, the program raised more than $1.6 million and helped collect over 250,000 pounds of food, for food banks across Canada and the U.S.
•

Since 2017, CP has raised approximately $834,000 in support of the Homes for Heroes Foundation and its initiative of building homes for homeless veterans, through CP’s annual Spin for a Veteran event. In 2019 alone, Spin for a Veteran raised more than $530,000.

CP follows best reporting practices for sustainability disclosure. The report was prepared in accordance with the Global Reporting Initiative Standards and also integrates a number of disclosures from the Sustainability Accounting Standards Board Rail Transportation Framework.

As CP continues on our sustainability journey, we are committed to:

•	Continued improvement in the way we embed sustainability practices in CP’s day-to-day operations.
•	Frequent engagement with our internal and external stakeholders in relation to our sustainability performance, in order to highlight achievements and identify areas for development.
•	Improved disclosure of key ESG metrics for the industry to document and clarify our performance.
•

Evaluating opportunities to align with recognized sustainability initiatives such as the UN Global Compact, UN Sustainable Development Goals and the Task Force on Climate-related Financial Disclosures.

•	Educating and continuing to inform our employees of CP’s sustainability commitments, so that these principles and practices are embraced across all levels of our organization.

The evolution of Sustainably Driven is an iterative process, and we look forward to continuing to expand and strengthen all aspects of our sustainability management approach during the coming years. You can read more about sustainability at CP and our recent corporate sustainability report on our new sustainability website (sustainability.cpr.ca).

Internal controls and certification

The Board and Audit and Finance Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The systems have been designed by the CEO, CFO and Vice-President, Financial Planning and Accounting, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each senior officer is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Controller, and confirm the effectiveness of the controls in writing.

In accordance with the requirements of Section 404 of the Sarbanes-Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2019 and reported its findings to the Audit and Finance Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CP and CPRC. We have filed the certifications with the SEC as an exhibit to our 2019 annual report on Form 10-K and will file them as an exhibit to our quarterly reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

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Senior management and our Disclosure Policy Committee review the financial statements and other financial disclosure prior to the review and approval by the Audit and Finance Committee and the Board and filed with the regulators. The CEO and CFO also certify that this information does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services by the independent auditor and their fees, in accordance with the laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	the Audit and Finance Committee pre-approves the terms of the annual engagement of the external auditor
•	the Board pre-approves the fees for the annual engagement and budgeted amounts for the audit and the Audit and Finance Committee pre-approves the fees for non-audit services at least annually
•

the Vice-President, Financial Planning and Accounting submits reports at least quarterly to the Audit and Finance Committee listing the services that were performed or planned to be performed by the external auditor

•

any additional non-audit services to be provided by the external auditor that were not included in the list of pre-approved services or exceed the budgeted amount by more than 10% must each be pre-approved by the Audit and Finance Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting

•	the Audit and Finance Committee reviews the policy as necessary to make sure it continues to reflect our needs
•	our chief internal auditor monitors compliance with the policy.

The Audit and Finance Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2019, in accordance with the policy.

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation and our corporate governance practices through the annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9

Or send an email to: shareholder@cpr.ca

Active shareholder engagement program

Members of the Board actively engage with shareholders and advocacy groups throughout the year. The meetings cover a wide range of topics including executive compensation, Board composition and diversity, sustainability, executive retention and succession planning.

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so the Chair can acknowledge your communication.

In 2016, the Board began a formal shareholder engagement program resulting in significant changes to CP’s executive compensation program. Shareholder engagement meetings continued in 2017, 2018 and 2019. Over this time, we have engaged with shareholders representing over 40% of our public float, often on more than one occasion.

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In 2019, we met in-person or by telephone with a mix of institutional shareholders, shareholder advocacy groups and proxy advisory firms. The meetings were led by the Chair of the Board and typically included the Chair of the Compensation Committee or Chair of the Governance Committee as well as a representative from CP’s investor relations department.

The topics discussed in these meetings generally included:

•	executive compensation;
•	executive succession planning and retention;
•	CP’s corporate governance practices; and
•	the Board’s ongoing commitment to diversity, safety and environmental sustainability.

The Board’s approach to shareholder engagement is summarized in the diagram below.

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Director compensation

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Aligning director and shareholder interests

Directors receive their annual

retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one CP common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. DDSUs vest immediately, and directors receive a cash amount for their DDSUs, one year after they leave the Board, based on the market value of our shares at the time of redemption, less any withholding taxes.

Directors receive 100% of their annual retainer in DDSUs until they have met their share ownership requirements. After that they must receive at least 50% of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board, and must hold their DDSUs for one year after they retire from the Board.

The table below shows the flat fee retainers for 2019. In 2019, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Annual Retainer
Board Chair retainer	US $395,000
Director retainer	US $200,000
Committee Chair retainer	US $30,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of CP.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

With input from our compensation advisors, we reviewed and updated our compensation comparator group in 2018. Other than the removal of Goldcorp Inc., which was acquired by Newmont Mining Inc., from the comparator group, we did not make any further changes to our comparator group in 2019. Our comparator group consists of six Class 1 Railroad peers as well as 11 capital-intensive Canadian companies.

BNSF Railway Company	BCE Inc.
Canadian National Railway Company	Fortis Inc.
CSX Corporation	TC Energy Corporation
Kansas City Southern	TELUS Corporation
Norfolk Southern Corporation	Rogers Communications Inc.
Union Pacific Corporation	Barrick Gold Corporation
Cenovus Energy Inc.	Kinross Gold Corporation
Enbridge Inc.	Suncor Energy Inc.
Imperial Oil Limited

Independent advice

The Governance Committee may engage an independent consultant with respect to director compensation. The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant. The Governance Committee did not retain a compensation consultant in 2019 with respect to director compensation.

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Board Assessment and Evaluation

The Board has a comprehensive annual assessment process that includes a review of individual directors (including peer reviews), review of each of the Board’s committee mandates, committee chairs, the Board Chair and the overall functioning of the Board. The Governance Committee oversees the assessment and may retain an independent advisor to facilitate the process. In late 2019, the Board retained an independent advisor and evaluator to assist the Governance Committee and the Board with its oversight responsibilities regarding the Board’s assessment process.

The Board assessment process has several components:

Goal setting	+	Director interviews	+	Independent advisor	+	Committee meetings	+	Committee monitoring

The Governance Committee prepares goals relating to corporate governance, strategic planning, Board succession, shareholder engagement, director education and provides recommendations to the Board. The Chair of the Board solicits comments from individual directors and a final set of annual objectives are approved.

		The Chair of the Board and Chair of the Governance Committee privately discuss individual performance with each director. The chair of the Governance Committee meets with each director to assess the performance of the Chair of the Board		In 2019, the Governance Committee approved the engagement of an independent advisor to assist with the Board’s evaluation process. The advisor met with individual directors as well as senior members of management who interact regularly with the Board.		The Governance Committee and Chair of the Board met the advisor to review her recommendations and discuss specific Board actions regarding director, committee and Board performance		The Governance Committee monitors the Board’s performance and progress on any suggestions and recommendations that have been made by the Board evaluator.

The Board and committee chairs take into consideration the overall results and suggestions to improve the functioning of the Board and its committees. In 2019, the Board made a decision to engage an independent evaluator and advisor to facilitate the Board evaluation process. The process, which continued into 2020, included hour-long, one-on-one in person interviews with all directors and the advisor. In addition, senior management, who interact regularly with the Board, including the Corporate Secretary, the CFO and the CEO, met with the independent advisor. The evaluator then met with the Chair of the Governance Committee and Chair of the Board to discuss the responses and her report, which will subsequently be shared with the Board.

Board succession

The Board has gone through significant refreshment over the last several years, initially to support the turnaround of the Company and more recently to support our growth strategy. The current Board represents a mix of railroading experience, finance, energy, financial services, transportation, regulatory, heavy industry, corporate leadership and other Board experience.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013. The Board has decided instead to retain the discretion to review the tenure of a Committee Chair after five years and a director’s tenure at age 75.

Currently, the average age of our directors is 61 and average tenure is just under four years with most of the directors having served on our Board from two to five years.

The Board balances the need for experienced directors who are familiar with our business, and new directors who bring fresh perspectives and well considered questions that allow the Board to assess management and its recommendations. The Board uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. The Board believes that this is the preferable route to Board refreshment.

Majority voting policy

Our corporate governance principles and guidelines outline the majority voting policy that requires a nominee who does not receive at least a majority for votes in an uncontested election to immediately offer their resignation to the Board.

The Board will review the matter and announce their decision within 90 days of the certification of the shareholder vote. The Board will accept the resignation other than in exceptional circumstances.

You can read about majority voting in our corporate governance principles and guidelines on our website (investor.cpr.ca/governance).

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Board Chair

The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders’ meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of CP, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The Board Chair will recuse herself from discussions relating to her appointment and the appointment is overseen by the Chair of the Governance Committee. In 2019, the Governance Committee went through the process described above in identifying Isabelle Courville as the Chair and recommending her appointment, which the Board accepted.

Nominating directors

The Governance Committee reviews the composition of the Board every year to make sure it is diverse, including with respect to representing the designated groups and the best representation of skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps.

The Board determines how many new directors should be added to the Board and establishes the search criteria, which takes several factors into consideration:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making.

The Governance Committee identifies potential nominees based on the above criteria, and proposes director candidates to be nominated for election or appointed to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers any recommendations from shareholders.

In 2019, the Governance Committee identified Andrea Robertson and Edward Hamberger as meeting the criteria to serve on the Board, and recommended their appointments to the Board. Ms. Robertson is currently the President and CEO of Shock Trauma Air Rescue Services (STARS). Mr Hamberger was the former President and CEO of the Association of American Railroads from 1998 to 2019. See page 88 for the skills matrix of the current Board.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders approved and adopted By-Law No. 2, which sets out the framework for advance notice of nominations of directors by shareholders.

If a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in the Advance Notice By-Law, which includes sending us a notice in writing by March 22, 2020 with the information required about each proposed nominee. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015, and is posted on our website at investor.cpr.ca/governance.

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of CP.

Integrity

CP has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of business ethics

Our code of business ethics (the Code) sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with the laws, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The Code applies to everyone at CP and our subsidiaries: directors, officers, employees (unionized and non-unionized) and contractors who do work for us.

Directors, officers and non-union employees must sign an acknowledgment every year that they have read, understood and agree to comply with the Code. Unionized employees are provided with a copy of the Code every three years. In 2019, unionized employees were mailed a copy of the Code. Directors must also confirm annually that they have complied with the Code. The Code is part of the terms and conditions of employment for non-union employees, and contractors must agree to follow principles of standards of business conduct consistent with those set out in our Code as part of the terms of engagement.

Monitoring compliance and updating the Code

The Governance Committee is responsible for monitoring compliance with the Code, reviewing it periodically and recommending changes as appropriate, and promptly disclosing any aspects of the Code that have been waived. The Audit and Finance Committee ensures compliance with the Code. 100% of non-union employees have completed their annual certification of compliance with the Code.

We also have a supplemental code of ethics for the CEO and other senior financial officers (including the EVP and CFO, the Vice-President of Financial Planning and Accounting and the Assistant Vice-President and Controller) which sets out our longstanding principles of conduct for these senior roles. We also have a business ethics reporting policy that outlines the processes CP has established for CP personnel and others to report concerns regarding conduct within CP, including questionable management and/or corporate practices, the potential violation of any law, or a potential violation of the Code.

The latest version of the Code and the business ethics reporting policy is posted on our website (investor.cpr.ca/governance). Only the Board or Governance Committee (Audit and Finance Committee in the case of the CEO and senior financial officers) can waive an aspect of the Code. Any waivers are posted on our website. No waivers were requested or granted in 2019.

Insider trading and disclosure policies

Our disclosure and insider trading/reporting policy reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure. Our disclosure and insider trading/reporting policy is updated annually or sooner if required and is compliant with applicable U.S. and Canadian regulatory requirements.

We also have a Disclosure Policy Committee, which is made up of our CFO, Chief Legal Officer and Senior Vice-President and Chief Risk Officer. The Disclosure Policy Committee reports to the Board. The Disclosure Policy Committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all of the Company’s main disclosure documents, which are also approved by one or more Board committees, as applicable, before they are submitted to the Board for its review and approval. The Disclosure Policy Committee, under the direction of the CEO and CFO, also oversees our disclosure controls and procedures and provides quarterly reports to the Audit and Finance Committee. A copy of our disclosure and insider trading/reporting policy is posted on our website at investor.cpr.ca/governance.

Related party transactions

Directors, officers and employees are required to report any related party transactions to comply with the Code.

In 2019, there were no transactions between CP and a related person as described in Item 404 of Regulation S-K, which defines a related person as:

•	a director, nominated director or executive officer of CP,
•	an immediate family member of a director, nominated director or executive officer, or
•	someone who beneficially owns more than 5% of our shares or a member of their immediate family.

Any director who has a material interest in a transaction or agreement involving CP must disclose the interest to the CEO and the Chair of the Board immediately, and does not participate in any discussions or votes on the matter.

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The Board reviews related party transactions when it does its annual review of director independence. Our accounting and legal departments review any related party transactions reported by officers and employees.

Share ownership

We require our directors to hold equity in CP so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer ($1,298,800 at December 31, 2019 based on an exchange rate of $1.2988) in common shares or DDSUs within five years of joining the Board. The Chair of the Board is required to hold five times his or her annual retainer ($2,565,130 at December 31, 2019 based on an exchange rate of $1.2988) in common shares or DDSUs within five years of his or her appointment as Board Chair.

Any common shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

The table below sets out each director’s share ownership for the last two years and the total value of their holdings at the end of 2019 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement)(2) (x)	Minimum requirement ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
John Baird	2019	-	5,289	5,289	1,750,818	1.35	1,298,800		Yes
	2018	-	4,373	4,373	1,059,316	0.78
	Change	-	916	916	691,502	0.57
Isabelle Courville	2019	900	8,555	9,455	3,129,889	1.22	2,565,130		Yes
	2018	900	7,035	7,935	1,922,174	1.40
	Change	-	1,520	1,520	1,207,715	(0.18)
Jill Denham	2019	-	3,505	3,505	1,160,260	0.89	1,298,800	138,540	No – to be met by Sept 2021
	2018	-	2,607	2,607	631,520	0.46
	Change	-	898	898	528,740	0.43
Edward Hamberger	2019	-	383	383	126,822	0.10	1,298,800	1,171,978	No – to be met by July 2024
	2018	-	-	-	-	-
	Change	-	383	383	126,822	0.10
Rebecca MacDonald	2019	-	11,712	11,712	3,877,023	2.99	1,298,800		Yes
	2018		10,602	10,602	2,568,228	1.88
	Change	-	1,110	1,110	1,308,795	1.11
Edward Monser	2019	-	923	923	305,632	0.24	1,298,800	993,168	No – to be met by Dec 2023
	2018	-	46	46	11,146	0.01
	Change	-	877	877	294,486	0.23
Matthew Paull	2019	3,000	5,702	8,702	2,881,485	2.22	1,298,800		Yes
	2018	3,000	4,648	7,648	1,853,181	1.36
	Change	-	1,054	1,054	1,028,304	0.86
Jane Peverett	2019	-	3,557	3,557	1,177,474	0.91	1,298,800	121,326	No – to be met by Dec 2021
	2018	-	2,529	2,529	612,625	0.45
	Change	-	1,028	1,028	564,849	0.46
Andrea Robertson	2019	-	381	381	126,122	0.10	1,298,800	1,172,678	No – to be met by July 2024
	2018	-	-	-	-	-
	Change	-	381	381	126,122	0.10
Gordon Trafton	2019	-	3,513	3,513	1,163,256	0.90	1,298,800	135,544	No – to be met by Jan 2022
	2018	-	2,549	2,549	617,646	0.45
	Change	-	964	964	545,610	0.45

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(1)	We use our closing share price to value their shareholdings:
•

for 2018, we used the closing price of our shares on December 31, 2018 on the TSX ($242.24) and the NYSE (US$177.62), which was converted to Canadian dollars using the year-end exchange rate of $1.3642.

•

for 2019, we used the closing price of our shares on December 31, 2019 on the TSX ($331.03) and the NYSE (US$254.95), which was converted to Canadian dollars using the year-end exchange rate of $1.2988.

(2)	We use our closing share price to value their DDSUs:
•

for 2018, we used the closing price of our shares on December 31, 2018 on the TSX ($242.24) and the NYSE (US$177.62), which was converted to Canadian dollars using the year-end exchange rate of $1.3642.

•

for 2019, we used the closing price of our shares on December 31, 2019 on the TSX ($331.03) and the NYSE (US$254.95), which was converted to Canadian dollars using the year-end exchange rate of $1.2988.

See page 47 for details about Mr. Creel’s ownership level as at the end of 2019.

Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. CP’s directors attended 99% of our Board and Committee meetings for 2019. You can find the 2019 attendance record for each nominated director on page 14. All directors are invited to and typically attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance from other directors.

Skills and development

Skills matrix

The Governance Committee maintains a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The committee updates the skills matrix annually and also uses it for recruiting potential director candidates. Below is the skills matrix for our director nominees. This year, we have created a separate categories for financial literacy and for financial expertise.

All members of the Audit and Finance Committee completed a financial literacy and financial expertise questionnaire. On the basis of the responses, the Audit and Finance Committee and Board determined which members of the Audit and Finance Committee have the experience to be designated as “audit committee financial experts” as defined by the SEC. Directors designated as “audit committee financial experts” have also agreed to be so designated.

Skills and qualifications	John Baird	Isabelle Courville	Keith Creel	Jill Denham	Edward Hamberger	Rebecca MacDonald	Edward Monser	Matthew Paull	Jane Peverett	Andrea Robertson	Gordon Trafton
Accounting/Financial Literacy – based on the definitions of financial literacy for members of the Audit and Finance Committee under securities laws	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Accounting/Financial Expertise – based on the SEC’s definition of “audit committee financial expert” for members of the Audit and Finance Committee		✓					✓		✓
Environment, health and safety – experience in oversight of environmental, health and safety matters, corporate responsibility or sustainable development	✓	✓	✓		✓		✓		✓	✓	✓

Executive compensation/Human resources – experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment

		✓	✓	✓		✓	✓	✓	✓	✓	✓
Transportation industry knowledge – experience in, or knowledge of, the transportation industry, including strategic context and business issues facing the transportation industry	✓	✓	✓		✓		✓			✓	✓
Investment management – experience in overseeing complex financial transactions, real estate and investment management				✓		✓		✓
Governance – experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government/Regulatory affairs and legal – experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	✓	✓	✓	✓	✓			✓	✓	✓	✓
Risk management – experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales and marketing – experience as a senior executive in a product, service or distribution company or experience in supply chain management		✓	✓	✓	✓	✓	✓				✓
Senior executive leadership – broad business experience as a senior executive or director of a public company or other major organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic oversight – experience driving strategic direction and leading growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

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PROXY CIRCULAR 2.4 CORPORATE GOVERNANCE

Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of CP and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board.

Director candidates receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee schedules to give a broad understanding of the scope of responsibilities and commitments as a CP director. All current directors are members of the Institute of Corporate Directors (Canada). Edward Hamberger is also a member of the National Association of Corporate Directors.

New directors attend a formal orientation session at one of our operations facilities for a detailed program on the fundamentals of railway operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director is a member of. After meeting with and interviewing both Edward Hamberger and Andrea Robertson in early 2019, the Board invited Andrea Robertson and Edward Hamberger to join the Board effective as of July 15, 2019. As part of their orientation, Ms. Robertson and Mr. Hamberger attended a two-day orientation session at CP’s Calgary E. Hunter Harrison Campus. Both directors participated in a high-level strategy discussions, met with the CFO to discuss CP’s strategic plan, toured the E. Hunter Harrison campus including its conductor and engineer training simulator and toured CP’s operations centre. In addition, both directors were provided with hands-on training for CP’s electronic board portal.

Continuing education

Our continuing education program consists of site visits and education sessions. We also provide directors with key governance documents, policies and procedures. In addition, Board education sessions keep directors up to date with the necessary information to carry out their duties.

Site visits – Directors have the opportunity to tour CP facilities and customer facilities from time to time to increase their understanding of our operations. In May 2019, directors were given the opportunity to tour CP’s Emergency Operations Centre at the E. Hunter Harrison Campus. In July 2019, the Board toured the Port of Vancouver and CP’s rail yard at the Port. In August 2019, Mr. Trafton, Mr. Monser and Ms. Robertson visited the Transportation Technology Center Inc. (TTCI) in Pueblo, Colorado to gain a deeper understanding of the challenges and opportunities that technology presents to rail operations. The visit allowed these directors to witness an array of technology that allows the railway to drive safety and increased operational productivity. Among other things, these Board members visited a metal testing laboratory, discussed rail car inspection technologies, saw the demonstration of cracked wheel detection technology and visited a service testing laboratory. As of the fall of 2019, all directors had visited TTCI either in 2018 or 2019. Mr. Hamberger, by virtue of his former role in the Association of American Railroads, had visited TTCI over 20 times in the last several years. In November 2019, various Board members visited Google X in California.

Education sessions – Directors participate in a variety of education sessions about CP and the railway industry. Other participants include management and external advisors who make presentations on topical issues in preparation for key business decisions during strategic planning meetings and in response to director requests. The table below lists the education sessions that we provided to our directors in 2019.

Topic	Presented by	Presented to
Review of GAAP and non-GAAP measures	CP Finance Team	All directors
Review of Foreign Exchange Accounting	CP Finance Team	All directors
Technological changes in the railway industry	CP Operations Team	All directors
Trip to TTCI, Colorado	CP Operations Team and Transportation Technology Center Inc.	Andrea Robertson, Gordon Trafton and Ed Monser
Presentation on Payroll Automation	CP Network Strategy	All directors
Presentation on disruption in the rail industry	Goldman Sachs LLP	All directors

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The Board receives a report from the CEO, CFO, Chief Risk Officer, Chief Marketing Officer and Chief Legal Officer at each of its Board meetings. Management updates the Board on CP’s operations, marketing, finance, legal and risk matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the Company’s operations, business, strategy, finance and risk.

The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Board members are given a copy of CP’s Investor Fact Book, quarterly analyst reports, a daily media scan which covers important news and developments about CP and the rail industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of attending these sessions. Mr. Hamberger attended the RailTrends Conference in New York in November 2019. Ms. Courville attended the Institute of Corporate Directors annual conference in Toronto in June 2019.

In addition, at every regularly scheduled Board meeting, the Board members have the opportunity to meet with the CEO and other senior executives in an informal setting, learn more about CP’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

Key Governance Documents – CP’s key governance documents are maintained on the Board’s electronic portal. The key governance documents are reviewed regularly and, if necessary, updated and include copies of the Board and committee terms of reference, our Board Chair and Committee Chair mandates, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, the Code, our business ethics reporting policy and code of ethics for CEO and senior financial officers. In addition, CP keeps copies of its committee terms of reference, position descriptions, corporate governance principles and guidelines, the Code and the business ethics reporting policy online on our website at investor.cpr.ca/governance.

Standard procedures – we provide the Board with access to a Board portal that provides timely and efficient access to:

•	ongoing communication of Company and industry developments
•	detailed Board and committee meeting schedules and agendas
•	comprehensive Board and committee materials for upcoming meetings (provided one week in advance of Board meetings)
•	committee reports and minutes from previous meetings
•	periodic updates from the CEO and other senior executives to directors between scheduled meetings

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2.5 VOTING INFORMATION

This section provides important information about how to participate in the Meeting and vote your CP shares.

Who can vote

If you held shares of CP as at the close of business on February 28, 2020 (record date), you are entitled to receive notice of and vote your shares during the Meeting on April 21, 2020, or at a reconvened Meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, we had 136,371,370 shares issued and outstanding.

How do I participate in the Meeting?

Out of concern for the safety of our management, employees and shareholders in light of the COVID-19 pandemic, we are holding the Meeting in a virtual only format that will be conducted via live webcast online. Shareholders will not be able to attend the Meeting in person.

Participating in the Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the Meeting as set out below. Guests will be able to participate in the Meeting but cannot vote. To access the Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://web.lumiagm.com/208083118.
•	Click “Login” and then enter your Control Number (see below) and Password “CPR2020” (note the password is case sensitive); OR
•	Click “Guest” and then complete the online form.

In order to find the Control Number to access the Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.
•

Proxyholders: Duly appointed proxy holders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a as proxyholder, will receive the Control Number from Computershare by e-mail after the proxy voting deadline has passed.

We recommend that you log in at least one hour before the start time of the Meeting. It is important to ensure you are connected to the internet at all times if you participate in the Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the Meeting.

For additional details and instructions on accessing the Meeting online from your tablet, smartphone or computer, see the Virtual AGM User Guide provided by Computershare and accompanying this proxy circular.

How to vote?

You can vote by proxy ahead of the Meeting using all of the voting channels that have been available in the past; this has not changed. Only voting at the Meeting has changed.

You can vote online during the Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

•

you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the Meeting. This is because CP and its transfer agent do not have a record of the non-registered shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. See the instructions in the table below. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

2020 MANAGEMENT PROXY CIRCULAR  91

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to participate at the Meeting and vote your shares for you. Your proxyholder must vote or withhold your shares according to your instructions.

You can appoint a CP representative to be your proxyholder, or you can appoint someone else. This person does not need to be a shareholder. Simply print the name of the person you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must participate at the Meeting and vote your shares for you in order for your vote to be counted.

If you appoint a CP representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

•	FOR the appointment of Deloitte LLP as our auditor.
•	FOR the advisory resolution to approve CP’s compensation of the NEOs.
•	FOR each nominated director.

The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee

Vote your shares by proxy

You can vote by phone or on the internet, 24 hours a day, seven days a week.

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•   To appoint someone other than the CP representatives to be your proxyholder and vote your shares at the Meeting, you may do so by mail or on the internet only.

•   If your shares are held in the name of a corporation, your vote may be accepted by mail only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you are mailing the form.

You may also be contacted by Kingsdale if we decide to use the Broadridge QuickVote™ service, which allows non-registered shareholders to give their voting instructions to Kingsdale over the phone. Kingsdale enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the Meeting.

If you participate in our ESPP, your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares online during the Meeting

Your Control Number for the Meeting will be located on the proxy form or received via e-mail. Follow the instructions above to access the Meeting and cast your ballot online during the designated time.

If you wish to vote online during the Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the instructions provided by your intermediary before the deadline provided.

Follow the instructions above to access the Meeting and cast your ballot online during the designated time. You will receive the Control Number for the Meeting from Computershare by e-mail after the proxy voting deadline has passed.

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PROXY CIRCULAR 2.5 VOTING INFORMATION

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting Deadline

To be effective, your proxy must be received before 10:00 a.m. (Mountain Daylight Time) on Friday, April 17, 2020 or not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding any adjournment of the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

CP reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 48 hours (excluding non-business days) prior to the time fixed for holding the Meeting, or in accordance with the following instructions:

If you are a beneficial shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 10:00 a.m. (Mountain Daylight Time) on Friday, April 17, 2020 or 48 hours (excluding non-business days) prior to the time fixed for the holding of any adjournment of the Meeting. If you have followed the process for participating in and voting at the Meeting online, casting your vote online during the Meeting will revoke your previous proxy.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.4CP-RAIL / 1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8 p.m. Eastern, or 1.514.982.7555 (international direct dial)
Go to www.investorcentre.com/cp
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions?

Contact Kingsdale Advisors, our strategic shareholder advisor and proxy solicitation agent:

Call	1.866.879.7649 (call toll free in North America) 416.867.2272 (collect calls outside North America and for banks, brokers)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361

Toronto, Ontario M5X 1E2

2020 MANAGEMENT PROXY CIRCULAR  93

2.6 OTHER INFORMATION

Loans to directors and officers

As at the date of this proxy statement, there were no loans outstanding to any directors or executive officers or any of their associates. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by CP or any of our subsidiaries.

Directors’ and officers’ insurance

CP has liability insurance to protect its directors, officers (and employees in certain circumstances) and subsidiaries, from losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for CP. The insurance coverage has a limit of US$300,000,000.

About non-GAAP measures

CP presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and therefore may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

CP uses Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items. Adjusted diluted earnings per share is calculated using Adjusted income, divided by the weighted-average diluted number of the Company’s shares outstanding during the period as determined in accordance with GAAP. Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items. Adjusted operating ratio also excludes those significant items that are reported within Operating income. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange impact of translating the Company’s debt and lease liabilities, discrete tax items, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company’s consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company’s consolidated financial information.

ROIC is calculated as Operating income less Other (income) expense and Other components of net periodic benefit recovery, tax effected at the Company’s annualized effective tax rate, divided by Average invested capital. Average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing, as presented in the Company’s Audited Consolidated Financial Statements, averaged between the beginning and ending balance over a rolling twelve-month period. Adjusted ROIC excludes significant items reported in Operating income, Other (income) expense, and Other components of net periodic benefit recovery in the Company’s Audited Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount. Adjusted average invested capital is similarly adjusted for the impact of these significant items, net of tax, on closing balances as part of this average. ROIC and adjusted ROIC are performance measures that measure how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management and are important performance criteria in determining certain elements of the Company’s long-term incentive plan.

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PROXY CIRCULAR 2.6 OTHER INFORMATION

For more information about financial measures that are not defined by GAAP, including reconciliations to the closest comparable GAAP measure, see Non-GAAP Measures in our Management Discussion & Analysis (MD&A) for the year ended December 31, 2019. You can find our MD&A in our 2019 annual report on our website (investor.cpr.ca/financials), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, and the exhibits filed with the report, are available on the Company’s website at investor.cpr.ca/financials, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. Financial information relating to the Company is included in the Company’s Audited Consolidated Financial Statements for the fiscal year ended December 31, 2019, and the related Management’s Discussion and Analysis is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Information on or connected to our website, even if referred to in this proxy circular, is not part of this proxy circular.

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2.7 BOARD TERMS OF REFERENCE

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY

BOARD OF DIRECTORS TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors” and “Board of Directors” shall refer to the Board, Directors or Board of Directors of CPRL or CPRC, as applicable.

A.	Board of Directors and Procedures

1.	Purpose

The Canada Business Corporations Act (“CBCA”) provides that the Board of Directors (“Board”) shall manage, or supervise the management of, the business and affairs of the Corporation subject to any unanimous shareholder agreement, and further that every Director and officer shall: act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

As the Board has overall plenary power, these Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties.

2.	Composition of the Board of Directors

The members of the Boards of both CPRL and CPRC shall be identical. The election of Directors is by the shareholders; however, it is a policy of the Board that a majority of the Directors shall meet all applicable requirements and guidelines for Board service, including requirements and guidelines with respect to being independent and unrelated to the Corporation, set forth in applicable securities laws, Canadian Securities Administrators’ policies and the rules of any stock exchange on which the Corporation’s securities are listed for trading (the “Independent Directors”). Determinations as to whether a particular Director satisfies the requirements for Board membership shall be affirmatively made by the full Board based on a broad consideration of all relevant facts and circumstances required or permitted to be considered under applicable laws, policies or rules.

3.	Election of Directors

The Board shall propose, upon recommendation by its Corporate Governance and Nominating Committee (the “CGNC”), nominees to the Board for election by shareholders at the Corporation’s annual meeting of shareholders.

4.	Appointment of Board Chair

The Board shall appoint a Chair, who shall meet the independence requirements set forth in paragraph 2 of these Terms of Reference and shall not be an officer of the Corporation or any of its affiliates.

5.	Meetings of Independent Directors

The independent Directors on the Board shall have an in camera session at each regularly scheduled meeting of the Board without management participation. The independent Directors shall designate, and the Corporation shall disclose in the Corporation’s management proxy circular the name of, the Director who will preside at such executive sessions.

6.	Attendance of Others at Board Meetings

At the invitation of the Chair of the Board, individuals who are not Directors may attend any meeting of the Board.

7.	Directors’ Duties

Each Director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. Information relevant to the Board’s or a committee’s consideration of matters to be discussed at a meeting will, whenever possible, be distributed to Directors sufficiently in advance of the meeting date to permit Directors to prepare for a discussion of such matters. Sensitive subject matters may be discussed at meetings of the Board or relevant committee without written materials being distributed to Directors. Directors may consider the interests of constituencies such as employees, customers, suppliers and the public at large in determining the long and short-term interests of the Corporation and its shareholders.

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PROXY CIRCULAR 2.7 BOARD TERMS OF REFERENCE

Each Director is expected to maintain or enhance their skills and abilities as directors, including skills and abilities related to their duties on Board committees.

8.	Remuneration of Directors

Except for Directors who are also officers of the Corporation, no Director shall receive from the Corporation any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Directors who are also officers of the Corporation shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors of the Corporation.

9.	Use of Outside Legal, Accounting or Other Advisers

Individual members of the Board may engage outside, legal, accounting or other advisers, at the expense of the Corporation, to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers as Directors, provided such engagement is first approved by the CGNC.

B.	Mandate

10.    Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall supervision of, and guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

Committees and Committee Terms of Reference

a.

establish an Audit and Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), a Risk and Sustainability Committee (the “RSC”) and the CGNC, each comprised entirely of independent Directors, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

b.	consider recommendations of the CGNC from time to time regarding the composition and terms of reference of the committees of the Board;

Corporate Governance

c.

consider recommendations of the CGNC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

d.	consider recommendations of the CGNC regarding the adoption of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of such code, and accountability for adherence to such code, and monitor any waivers granted by the CGNC from the aforementioned codes;

e.

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

f.	monitor the integrity of the Corporation’s internal control over financial reporting, disclosure controls and procedures and management information systems;

g.	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

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h.	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

Strategy, Operations and Sustainability

i.

adopt a strategic planning process and annually approve the Corporation’s strategic plan, which takes into account, among other things, the opportunities, risks and sustainability of the Corporation’s business;

j.	with the input from the RSC, oversee management in its execution of the Corporation’s operational activities/plans;

Audit and Finance

k.	authorize and direct the Audit and Finance Committee to assist the Board in overseeing:

i.	the review of the annual and interim financial statements of the Corporation;

ii.	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

iii.	the Corporation’s compliance with applicable legal and regulatory requirements;

iv.	the qualifications, independence, engagement, compensation (which compensation must be approved by the Board itself) and performance of the Corporation’s external auditors;

v.	the performance of the Corporation’s internal audit function;

vi.	the Corporation’s financial plans and programs relating to treasury operations, credit facilities and credit ratings, and financial risks and contingent exposures; and

vii.	the pension plans sponsored by the Corporation and/or some of its subsidiaries from time to time;

Finance Matters

l.	provide oversight of the Corporation’s capital structure and capital allocation;

m.	provide oversight of the Corporation’s dividend policy and actions related thereto;

n.	annually review and approve the Corporation’s budget, including planned capital and operating expenditures, financing plans and strategies;

o.	review and monitor throughout the year the Corporation’s actual expenditures in relation to the approved budget;

p.	consider and approve, in accordance with the CBCA, any repurchase of shares of CPRL; and

q.	with the input from the RSC, oversee strategic options and opportunities for the Corporation, including acquisitions and divestitures.

Environmental and Safety Matters

r.

consider reports and recommendations of management and the RSC with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

Succession Planning

s.	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring overall performance of senior management;

Oversight and Compensation of Management

t.	consider recommendations of the MRCC with respect to:

i.

the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);

ii.	the compensation philosophy and programs of the Corporation generally;

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PROXY CIRCULAR 2.7 BOARD TERMS OF REFERENCE

iii.	the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;

iv.	the establishment of performance objectives and the conduct of performance evaluations for the senior officers referenced in clause (i) of this paragraph (t); and

v.	the amendment of the Corporation’s retirement plans;

u.

to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

v.	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

Risks

w.

with the assistance of the RSC and other Board committees, review the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and, with the assistance and upon recommendation of the RSC, provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

Directors Qualifications, Compensation, Education and Orientation

x.	consider the advice and input of the CGNC regarding:

i.	the competencies and skills that the Board, as a whole, should possess;

ii.	the competencies, skills and personal and other qualities that the existing Directors possess;

iii.

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

iv.	a policy respecting the size and composition of the Board, with a view to facilitating effective decision-making;

and propose nominees for election as Directors;

y.	consider recommendations of the CGNC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

z.

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

Position Descriptions

aa.

develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

Assessment of Board and Committee Effectiveness

bb.

consider recommendations of the CGNC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

May 6, 2019

2020 MANAGEMENT PROXY CIRCULAR  99

2.8 PROPOSED RESOLUTION AND RESPONSE ON CLIMATE CHANGE

CP Rail Shareholder Resolution (from TCI)

“To promote the long term success of the Company, we as shareholders direct the Company to disclose, on an annual basis, at reasonable cost and without disclosing proprietary information, annual sustainability information, including a description of its climate change transition plan, consistent with the goals of Articles 2.1(a) and 4.1 of the Paris Agreement (the Paris Goals), and consistent with the Task Force on Climate-related Financial Disclosure recommendations. Such disclosure should be posted to the Company’s website no less than thirty days prior to its annual meeting of shareholders and address, at a minimum:

(1)

Metrics and Targets: the Company’s principal metrics and relevant targets or goals related to Scope 1, Scope 2 and Scope 3 greenhouse gas emissions (GHG) over the short (1 to 3 years), medium (3 to 5 years) and long-term (10-30 years), consistent with the Paris Goals, together with disclosure of:

a.	the Company’s targets to promote reductions in its operational greenhouse gas emissions, to be reviewed in line with changing protocols and other relevant factors;

b.	the estimated carbon intensity of the Company and its locomotives and progress on reduction in carbon intensity over time; and

c.	direct linkage between the above targets and executive remuneration; and

(2)

Capital Expenditure: how the Company evaluates the consistency of each new material capex investment with (a) the Paris Goals and separately (b) a range of other outcomes relevant to its strategy, including the cost of meeting its GHG reporting and targets commitments;

(3)	Progress reporting: an annual review, beginning in respect of 2020, of progress against (1) and (2) above.

We further direct that the Company include as business at each annual shareholders’ meeting, a resolution, on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors (the Board), that the shareholders of the Company accept its approach to climate matters as disclosed in the annual sustainability information described above. To the extent such advisory resolution is not passed at the meeting, the Board will review the short term incentive and long term incentive compensation of the Company’s Named Executive Officers and make appropriate adjustments.”

CP Management Response

CP recognizes the growing global concerns about the effects of climate change. CP also recognizes that its shareholders and other stakeholders are seeking greater disclosure about how we will manage the challenges and opportunities associated with climate change. There is clearly much work to do in this area as a company, as an industry, as a country and globally.

CP received a shareholder proposal from TCI Fund Management Ltd (TCI), its largest shareholder, on February 14, 2020. The items raised in TCI’s proposal are important topics that deserve a well-considered and thoughtful response. While not obligated to do so, we have decided to publish their proposal in our proxy circular in order to provide transparency and facilitate an important dialogue. Over the course of the next year, we plan to actively engage with our shareholders, including TCI, on the items outlined in this proposal as well as other important sustainability topics.

Sustainability at CP is rooted in our long-standing legacy of building for the future. As one of North America’s top-performing railways, we continue to innovate and evolve our practices to meet the needs of all CP’s stakeholders, including employees, customers, shareholders, suppliers, communities and society. We recognize that integrating sustainability into our business processes is imperative to the organization’s long-term success.

CP is committed to the continuous improvement of its sustainability management, measurement and disclosure practices. In 2019, notable progress included:

•	Establishing a Risk & Sustainability Committee of the Board of Directors;
•	Publishing a new Corporate Sustainability Report with enhanced disclosures;
•	Launching a new sustainability-focused website: sustainability.cpr.ca;
•	Committing to a climate-related scenario analysis exercise in 2020; and
•	Improving sustainability scores with ESG raters such as CDP and Bloomberg.

Transportation by rail can continue to play a leading role in ensuring a more sustainable future. CP looks forward to continuing this important discussion with our shareholders into 2020 and beyond.

100  CANADIAN PACIFIC

You can contact our strategic shareholder advisor and proxy solicitation agent if you have questions:

The Exchange Tower

130 King Street West

Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American phone: 1.866.879.7649 (toll-free)

Outside North American phone: 416.867.2272 (call collect)

Email: contactus@kingsdaleadvisors.com

Facsimile: 416.867.2271

Facsimile: 1.866.545.5580 (toll-free)

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy. If you choose to vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. 1. This proxy is solicited by Management of Canadian Pacific Railway Limited (“Canadian Pacific” or the “Corporation”). Shareholders are directed to Canadian Pacific’s Management Proxy Circular dated March 16, 2020 as may be amended (the “Proxy Circular”) and the Notice of Annual Meeting of Shareholders dated March 16, 2020 (the “Notice”) for more detailed information. 2. You have the right to appoint a proxyholder, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). In addition, you must go to http://www.computershare.com/CPDQ by 10:00 a.m. MDT on April 17, 2020, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the meeting. Without a Control Number, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 3. This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. 4. This Proxy should be signed in the exact manner as the name appears on the Proxy. 5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation. 6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3. Proxies submitted must be received no less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting. Notes to proxy . 01K90C Computershare Investor Services Inc. Transfer Agent for Canadian Pacific Railway Limited 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com\cp Fold Fold Form of Proxy—Annual Meeting of Shareholders to be held on April 21, 2020 This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Railway Limited. • Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided. To Vote by Mail To Vote Using the Internet . • Call the number listed BELOW from a touch tone telephone. To Vote Using the Telephone . • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. CONTROL NUMBER To Virtually Attend the Meeting • You can attend the meeting virtually by visiting the URL provided on the back of this proxy. Security Class 123 C1234567890 XXX Holder Account Number MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9 CPUQC01.E.INT/000001/i1234 1-866-732-VOTE (8683) Toll Free 123456789012345

`completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. MM / DD / YY Signature(s) Date as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3. Reference should be made to the Notice and the Proxy Circular. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Note: If you are appointing a proxyholder other than the Management nominees, YOU MUST return your proxy by mail or go to http://www.computershare.com/CPDQ by 10:00 a.m. MDT on April 17, 2020 and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1. AR2 3. Election of Directors: You may vote “For” up to eleven (11) nominees for election as director in total. For Withhold Withhold For Withhold For 1. Appointment of Auditor as named in the Proxy Circular For Withhold For Against 2. Advisory vote to approve Compensation of the Corporation’s named Executive Officers as described in the Proxy Circular This Proxy is solicited by and on behalf of Management of Canadian Pacific and will be used at the Annual Meeting of Shareholders to be held via live webcast online at https://web.lumiagm.com/208083118 on Tuesday, April 21, 2020 at 9:00 a.m. (Mountain Daylight time) and any adjournment or postponement thereof (the “Meeting”). The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement. DIRECTOR NOMINEES Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein. I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: Keith E. Creel, or failing him, Jeffrey J. Ellis, or failing him, Nadeem Velani 01. The Hon. John Baird 04. Gillian H. Denham 07. Edward L. Monser 10. Andrea Robertson 02. Isabelle Courville 05. Edward R. Hamberger 08. Matthew H. Paull 11. Gordon T. Trafton 03. Keith E. Creel 06. Rebecca MacDonald 09. Jane L. Peverett MR SAM SAMPLE 123 C1234567890 XXX CPDQ 99999999999 9XX